                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): September 7, 2000

                              BROADCOM CORPORATION
               (Exact Name of Registrant as Specified in Charter)

              California                           000-23993                       33-0480482
           (State or Other                 (Commission File Number)       (IRS Employer Identification No.)
   Jurisdiction of Incorporation)

                  16215 Alton Parkway, Irvine, California 92618
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 450-8700

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)

   This amendment to the Current Reports on Form 8-K originally dated as of September 7, 2000, October 3, 2000 and October 6, 2000, is being filed in order to include the historical financial statements of Altima Communications, Inc. ("Altima"), NewPort Communications, Inc. ("NewPort") and Silicon Spice Inc. ("Silicon Spice"), collectively the "Acquired Companies," and the unaudited pro forma financial information listed below.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

    The following financial statements of Acquired Companies are included in this report:

    Audited consolidated balance sheets of Altima as of June 30, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended and for the period from July 16, 1997 (inception) to June 30, 1998.

    Audited balance sheets of NewPort as of December 31, 1999 and 1998, and June 30, 2000 (unaudited) and the related audited statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997, 1998 and 1999, and for the six months ended June 30, 1999 and 2000 (unaudited).

    Audited balance sheets of Silicon Spice as of December 31, 1999 and 1998 and the related audited statements of operations, shareholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997 and for the period from inception (September 26, 1996) through December 31, 1999.

    Unaudited balance sheet of Silicon Spice as of June 30, 2000 and the unaudited statements of operations and cash flows for the six months ended June 30, 2000 and 1999, and for the period from September 26, 1996 (inception) through June 30, 2000.

(b) Pro forma financial information.

    The following unaudited pro forma condensed financial information is being filed herewith:

    Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2000.

    Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2000 and the twelve months ended December 31, 1999.

(c) Exhibits.

    23.1  Consent of Ernst & Young LLP

    23.2  Consent of PricewaterhouseCoopers LLP

    23.3  Consent of Deloitte & Touche LLP

    23.4  Consent of Ernst & Young LLP

                         Report of Independent Auditors

The Board of Directors and Shareholders
Altima Communications, Inc.

We have audited the consolidated balance sheet of Altima Communications, Inc. as of June 30, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Altima Communications, Inc. for the year ended June 30, 1999 and for the period from July 16, 1997 (inception) to June 30, 1998 were audited by other auditors whose report, dated March 1, 2000, expressed an unqualified opinion on those consolidated statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Altima Communications, Inc. at June 30, 2000, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                                /s/ ERNST & YOUNG LLP
Orange County, California
August 20, 2000


                       Report of Independent Accountants


To the Board of Directors and Shareholders of Altima Communications, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Altima Communications, Inc. and its subsidiary at June 30, 1999 and the results of their operations and their cash flows for the year ended June 30, 1999 and the period from July 16, 1997 (date of inception) to June 30, 1998 then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

San Jose, California
March 1, 2000

                           Altima Communications, Inc.

                           Consolidated Balance Sheets

                                                                              JUNE 30,
                                                                  ---------------------------------
                                                                      2000                 1999
                                                                  ------------         ------------
ASSETS
Current assets:
  Cash and cash equivalents                                       $  4,109,000         $  4,660,000
  Restricted cash                                                      936,000                    -
  Accounts receivable                                                4,432,000              613,000
  Inventories                                                        2,413,000              280,000
  Royalties receivable                                               1,321,000                    -
  Deferred tax assets                                                  520,000                    -
  Prepaid expenses and other current assets                            190,000              137,000
                                                                  ------------         ------------
Total current assets                                                13,921,000            5,690,000

Property and equipment, net                                            939,000              893,000
Goodwill, net                                                          940,000                    -
Other assets                                                            74,000              455,000
                                                                  ------------         ------------
Total assets                                                      $ 15,874,000         $  7,038,000
                                                                  ============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                                          $  3,159,000         $    790,000
  Notes payable                                                        939,000                    -
  Taxes payable                                                        660,000                    -
  Accrued liabilities                                                  634,000              175,000
  Deferred revenue                                                   3,030,000            1,340,000
                                                                  ------------         ------------
Total current liabilities                                            8,422,000            2,305,000

Commitments

Shareholders' equity:
  Convertible preferred stock, par value $0.005 per share,
   22,000,000 shares authorized, issuable in series:
      Series A convertible preferred stock:
        Designated shares - 12,000,000
        Issued and outstanding shares - 10,657,998                   2,132,000            2,132,000
      Series B convertible preferred stock:
        Designated shares - 4,914,500
        Issued and outstanding shares - 3,391,006                    6,900,000            6,900,000
  Common stock, no par value:
    Authorized shares - 30,000,000
    Issued and outstanding shares - 9,634,250 in 2000
        and 8,613,750 in 1999                                       14,875,000            2,353,000
  Deferred compensation                                            (12,610,000)          (1,801,000)
  Accumulated deficit                                               (3,845,000)          (4,851,000)
                                                                  ------------         ------------
Total shareholders' equity                                           7,452,000            4,733,000
                                                                  ------------         ------------
Total liabilities and shareholders' equity                        $ 15,874,000         $  7,038,000
                                                                  ============         ============

                             See accompanying notes

                           Altima Communications, Inc.

                      Consolidated Statements of Operations


                                                                             PERIOD FROM
                                                                             JULY 16, 1997
                                                                            (INCEPTION) TO
                                            YEARS ENDED JUNE 30,               JUNE 30,
                                          2000               1999                1998
                                       -----------        -----------       -------------
Net revenues:
  Product sales                        $16,481,000        $   130,000         $         -
  Royalty revenue                        2,516,000                  -                   -
  Service and other                      1,041,000            120,000                   -
                                       -----------        -----------         -----------
Total net revenues                      20,038,000            250,000                   -

Costs of net revenues:
  Product sales                          8,641,000             85,000                   -
  Service and other                        181,000            120,000                   -
                                       -----------        -----------         -----------
Total cost of net revenues               8,822,000            205,000                   -
                                       -----------        -----------         -----------

Gross profit                            11,216,000             45,000                   -

Research and development                 5,424,000          2,813,000             989,000
Sales and marketing                      1,423,000            333,000                   -
General and administrative               3,504,000            816,000             157,000
                                       -----------        -----------         -----------
Total costs and expenses                10,351,000          3,962,000           1,146,000
                                       -----------        -----------         -----------

Income (loss) from operations              865,000         (3,917,000)         (1,146,000)

Interest income                            197,000            132,000              34,000
Other income                                84,000             35,000              11,000
                                       -----------        -----------         -----------
Income (loss) before income tax          1,146,000         (3,750,000)         (1,101,000)

Provision for income tax                   140,000                  -                   -
                                       -----------        -----------         -----------
Net income (loss)                      $ 1,006,000        $(3,750,000)        $(1,101,000)
                                       ===========        ===========         ===========

                             See accompanying notes

                           Altima Communications, Inc.

                 Consolidated Statements of Shareholders' Equity


                                SERIES A CONVERTIBLE         SERIES B CONVERTIBLE
                                   PREFERRED STOCK              PREFERRED STOCK                 COMMON STOCK
                                SHARES         AMOUNT         SHARES         AMOUNT         SHARES          AMOUNT
                             ------------   ------------   ------------   ------------   ------------    ------------
  Issuance of Series A
   convertible preferred       10,657,998   $  2,132,000              -   $          -              -    $          -
   stock
  Issuance of common stock              -              -              -              -      9,000,000          15,000
  Deferred stock                        -              -              -              -              -         619,000
    compensation
  Stock compensation                    -              -              -              -              -               -
    expense
  Net loss                              -              -              -              -              -               -
                             ------------   ------------   ------------   ------------   ------------    ------------
Balance at June 30, 1998       10,657,998      2,132,000              -              -      9,000,000         634,000
  Issuance of Series B
   convertible preferred                -              -      3,391,006      6,900,000              -               -
   stock
  Issuance of common stock              -              -              -              -        120,000           2,000
  Repurchase of common                  -              -              -              -       (506,250)         (1,000)
    stock
  Deferred stock                        -              -              -              -              -       1,718,000
    compensation
  Stock compensation                    -              -              -              -              -               -
    expense
  Net loss                              -              -              -              -              -               -
                             ------------   ------------   ------------   ------------   ------------    ------------
Balance at June 30, 1999       10,657,998      2,132,000      3,391,006      6,900,000      8,613,750       2,353,000
  Exercise of options to
   purchase common stock                -              -              -              -      1,020,500          72,000
  Deferred stock                        -              -              -              -              -      12,450,000
    compensation
  Stock compensation                    -              -              -              -              -               -
    expense
  Net income                            -              -              -              -              -               -
                             ============   ============   ============   ============   ============    ============
Balance at June 30, 2000       10,657,998   $  2,132,000      3,391,006   $  6,900,000      9,634,250    $ 14,875,000
                             ============   ============   ============   ============   ============    ============

                               DEFERRED                          TOTAL
                                 STOCK        ACCUMULATED     SHAREHOLDERS'
                              COMPENSATION      DEFICIT          EQUITY
                              ------------    ------------    ------------
  Issuance of Series A
   convertible preferred      $          -    $          -    $  2,132,000
   stock
  Issuance of common stock               -               -          15,000
  Deferred stock                  (619,000)              -               -
    compensation
  Stock compensation                87,000               -          87,000
    expense
  Net loss                               -      (1,101,000)     (1,101,000)
                              ------------    ------------    ------------
Balance at June 30, 1998          (532,000)     (1,101,000)      1,133,000
  Issuance of Series B
   convertible preferred                 -               -       6,900,000
   stock
  Issuance of common stock               -               -           2,000
  Repurchase of common                   -               -          (1,000)
    stock
  Deferred stock                (1,718,000)              -               -
    compensation
  Stock compensation               449,000               -         449,000
    expense
  Net loss                               -      (3,750,000)     (3,750,000)
                              ------------    ------------    ------------
Balance at June 30, 1999        (1,801,000)     (4,851,000)      4,733,000
  Exercise of options to
   purchase common stock                 -               -          72,000
  Deferred stock               (12,450,000)              -               -
    compensation
  Stock compensation             1,641,000               -       1,641,000
    expense
  Net income                             -       1,006,000       1,006,000
                              ============    ============    ============
Balance at June 30, 2000      $(12,610,000)   $ (3,845,000)   $  7,452,000
                              ============    ============    ============

                             See accompanying notes

                           Altima Communications, Inc.

                      Consolidated Statements of Cash Flows

                                                                                           PERIOD FROM
                                                                                          JULY 16, 1997
                                                                                         (INCEPTION) TO
                                                            YEARS ENDED JUNE 30,             JUNE 30
                                                           2000              1999              1998
                                                       -----------       -----------       -----------
OPERATING ACTIVITIES
Net income (loss)                                      $ 1,006,000       $(3,750,000)      $(1,101,000)
Adjustments to reconcile net income (loss) to
  net cash provided by (used in)
  operating activities:
    Depreciation and amortization                          848,000           228,000            51,000
    Amortization of deferred compensation                1,641,000           449,000            87,000
    Changes in operating assets and liabilities:
      Accounts receivable                               (3,819,000)         (613,000)                -
      Royalty receivables                               (1,321,000)                -                 -
      Inventory                                         (2,133,000)         (280,000)                -
      Deferred tax asset                                  (520,000)                -                 -
      Prepaid expenses and other current assets            (53,000)          155,000          (292,000)
      Restricted cash                                     (936,000)                -                 -
      Other assets                                         381,000           (38,000)          (17,000)
      Accounts payable                                   2,369,000           676,000           114,000
      Taxes payable                                        660,000                 -                 -
      Accrued liabilities                                  459,000            67,000           108,000
      Notes payable                                         19,000                 -                 -
      Deferred revenue                                   1,690,000         1,340,000                 -
                                                       -----------       -----------       -----------
Net cash provided by (used in) operating
  activities                                               291,000        (1,766,000)       (1,050,000)

INVESTING ACTIVITIES
Capital expenditures                                      (429,000)         (819,000)         (353,000)
Cash paid for subsidiary                                  (485,000)                -                 -
Deposit for acquisition                                          -          (400,000)                -
                                                       -----------       -----------       -----------
Net cash used in investing activities                     (914,000)       (1,219,000)         (353,000)

FINANCING ACTIVITIES
Net proceeds from issuance of Series A
  convertible preferred stock                                    -                 -         2,132,000
Net proceeds from issuance of Series B
  convertible preferred stock                                    -         6,900,000                 -
  Proceeds from issuance of common stock                         -             2,000            15,000
Proceeds from issuance of common stock relating
  to exercise of options                                    72,000                 -                 -
Repurchase of common stock                                       -            (1,000)                -
                                                       -----------       -----------       -----------
Net cash provided by financing activities                   72,000         6,901,000         2,147,000
                                                       -----------       -----------       -----------
Net (decrease) increase in cash and cash
  equivalents                                             (551,000)        3,916,000           744,000
Cash and cash equivalents at beginning of period         4,660,000           744,000                 -
                                                       ===========       ===========       ===========
Cash and cash equivalents at end of period             $ 4,109,000       $ 4,660,000       $   744,000
                                                       ===========       ===========       ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid                                          $         -       $         -       $         -
Cash paid for taxes                                    $    60,000       $         -       $         -

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES
Acquisition of subsidiary                              $   920,000       $         -       $         -

                             See accompanying notes

                           Altima Communications, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2000


1. SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Altima Communications, Inc. (the Company) was incorporated in the state of California on July 16, 1997. The Company is engaged in designing, manufacturing, and marketing low-powered, high-performance communications silicon solutions for high-speed networking and Internet infrastructure applications.

Domestic operations primarily consist of product development, sales, and marketing. Foreign operations consist of a subsidiary in Taiwan, established in 2000 and engaged in research and development and general administration of contractor manufacturers located in Taiwan.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary in Taiwan. Intercompany accounts and transactions have been eliminated in consolidation.

Certain items in the prior year financial statement captions have been reclassified to conform with the current year presentation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes product revenue on sales to distributors and resellers at the point of time when products have been sold to the final customer. Upon shipment to the final customers, the Company provides for estimated returns and allowances and for the estimated costs that can be incurred for product warranties and post-sale customer support.

                           Altima Communications, Inc.

1. SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

The Company provides nonrecurring research and development engineering services to certain customers under fixed price contracts. Because of uncertainties regarding the cost to complete these contracts, revenue recognition is deferred until the contract is completed. Due to uncertainties surrounding the successful completion of the services, the Company expenses the cost of research and development in the period incurred. Under the contracts, the Company is entitled to bill certain amounts prior to completion of the contracts. Such amounts billed are included in accounts receivable until collected and included in deferred revenue until the contracts are completed. Deferred nonrecurring engineering services amounted to $1,425,000 and $975,000 as of June 30, 2000 and 1999, respectively.

The Company accrues royalty revenue based on the licensees' production that incorporates certain licensed technology.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as they are incurred. There were no research and development costs capitalized during the year. The technological feasibility of the Company's research and development projects is not established until the project is entered into production.

SIGNIFICANT CONCENTRATIONS

Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash equivalents and trade receivables. The Company generally invests its excess cash in money market funds.

As of June 30, 2000 two customers represented 79% and 11% of the total accounts receivable balance. One customer represented 78% of total product sales during the year ended June 30, 2000.

As of June 30, 1999, four customers represented 35%, 32%, 17%, and 12% of the total accounts receivable balance. Two customers represented 54% and 27% of total product sales during the year ended June 30, 1999.

                           Altima Communications, Inc.

1. SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SIGNIFICANT CONCENTRATIONS (CONTINUED)

One supplier currently manufactures all of the Company's wafers that are used in all of the Company's networking products. Any interruption or delay in the supply of any of these components or the inability to produce these components from alternative sources at acceptable prices and within a reasonable time would have a material adverse effect on the Company's business, operating results, and financial condition. The Company attempts to mitigate these risks by working closely with its supplier regarding production planning and product introduction timing.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and held in banks in the form of checking accounts and Certificates of Deposit that are reissued every 31 days with maximum penalties for early withdrawal of the amount of interest earned.

INVENTORIES

Inventories are stated at the lower of cost or market, net of the provision for obsolescence of $1,020,000 and $0 as of June 30, 2000 and 1999, respectively, and cost is determined using the first-in, first-out method. Inventories consist of the following:

                                 JUNE 30,
                       ----------------------------
                           2000              1999
                       ----------        ----------
Work-in-process        $1,963,000        $  113,000
Finished goods            450,000           167,000
                       ----------        ----------
                       $2,413,000        $  280,000
                       ==========        ==========

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets, generally three to seven years. Leasehold improvements are amortized over the term of the lease.

                           Altima Communications, Inc.

1. SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOODWILL

Goodwill is being amortized over its estimated useful live, which was estimated as three years. Accumulated amortization at June 30, 2000 was $465,000. Goodwill is reviewed for impairment at least annually or whenever events or circumstances indicate impairment might exist.

NEW ACCOUNTING PRONOUNCEMENTS

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 "Revenue Recognition" (SAB 101). The Company is evaluating the impact of SAB 101 on its financial statements and its future revenue recognition policy, but does not believe the application of SAB 101 will result in a material change to its financial statements upon adoption in the fourth quarter of 2000.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). The Company is required to adopt FAS 133 for the year ending June 30, 2001. FAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company holds no derivative financial instruments and does not currently engage in hedging activities, the adoption of FAS 133 is not expected to have a material impact on the Company's financial condition or results of operations.

In March 2000, the Financial Accounting Standard Board issued FASB Interpretation, "Accounting for Certain Transactions Involving Stock Compensation an Interpretation of APB Opinion No. 25" (FIN 44). FIN 44 primarily clarifies (a) the definition of an employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of awards, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1988 or January 12, 2000. The Company is evaluating the impact of FIN 44 on its financial statements but does not believe the application of FIN 44 will result in a material change to its financial statements upon adoption.

                           Altima Communications, Inc.

1. SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), the Company accounts for stock option grants to employees using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
25), and complies with the disclosure provisions of FAS 123.

The Company accounts for stock option grants to nonemployees in accordance with Emerging Issue Task Force Consensus No. 96-18, "Accounting Equity Instruments That are Issued to Others Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," which requires certain options subject to vesting to be periodically revalued and expensed over their vesting period.

COMPREHENSIVE INCOME (LOSS)

For the years ended June 30, 2000 and 1999, there was no significant difference between the Company's net income and comprehensive income.

STOCK SPLIT

The Company declared a two-for-one stock split of its common stock in February 2000. All applicable share amounts of common stock have been retroactively adjusted to reflect the stock split.

                           Altima Communications, Inc.

2. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                  JUNE 30,
                                      -------------------------------
                                          2000                1999
                                      -----------         -----------
Computer hardware and software        $ 1,408,000         $   928,000
Testing equipment                         119,000             175,000
Office furniture and fixtures              70,000              69,000
Leasehold improvement                       4,000                   -
                                      -----------         -----------
                                        1,601,000           1,172,000
Less accumulated depreciation            (662,000)           (279,000)
                                      ===========         ===========
                                      $   939,000         $   893,000
                                      ===========         ===========

3. ADVERTISING COSTS

The Company expenses its advertising costs as incurred. The advertising costs were $111,000, $6,000, and $0 for the years ended June 30, 2000 and 1999 and for the period from July 16, 1997 (inception) to June 30, 1998, respectively.

4. RESTRICTED CASH

As of June 30, 2000, the Company had cash deposits used to secure irrevocable letters of credit payable in July 2000 that totaled $936,000.

5. RELATED PARTY TRANSACTIONS

The Company sells products and delivers services to Advanced Micro Devices, Inc.
(AMD), a shareholder of the Company. The product sales to AMD amounted to $69,000 for year ended June 30, 1999. The Company had no sales to AMD for the year ended June 30, 2000 and for the period July 16, 1997 (inception) to June 30, 1998. The royalty revenue amounted to $2,336,000 for the year ended June 30, 2000. The Company recognized no royalty revenue from AMD for the year ended June 30, 1999 and for the period from July 16, 1997 (inception) to June 30, 1998. The amount receivable from AMD was $1,300,000 and $73,000 at June 30, 2000 and 1999, respectively.

                           Altima Communications, Inc.

6. INVESTMENT IN SUBSIDIARY

On July 1, 1999, the Company acquired 93% of Altima Communications, Asia (ACA) in order to facilitate its research and development activity in Hsin Chu, Taiwan. The total amount paid in the acquisition was $1,749,000, including $296,000 allocated to property and equipment, $48,000 to general and administrative expenses, and $1,405,000 to goodwill. The Company accounted for the acquisition using the purchase method. The Company consolidated ACA's financial results for the 12-month period ending June 30, 2000. ACA's capital consists of 1,500,000 shares of common stock, and 1,400,000 shares were assigned to the Company in the course of the acquisition. The remaining 100,000 shares owned by certain minority interests are to be assigned to the Company after a statutory period has lapsed. The Company has entered into an agreement to transfer the shares upon lapse of the statutory period. Since all profits and losses of ACA inure for the benefit of the Company, no minority interest has been recorded.

Goodwill is recorded for the difference between the fair market value of the acquired assets and purchase price and is subject to amortization over three years using the straight-line method.

In the acquisition, the Company issued notes payable for an aggregate amount of $920,000, which has been paid in July 2000.

7. COMMITMENTS

The Company leases its existing facility, equipment, and furniture under operating lease agreements that expire between 2000 and 2003. All of these agreements are cancelable after 2001. Future minimum lease payments, net of sublease payments of $62,000, at June 30, 2000 were as follows:

                                FACILITIES        EQUIPMENT           TOTAL
                                ----------        ----------        ----------
Year ended June 30, 2001        $  678,000        $    4,000        $  682,000
Year ended June 30, 2002           346,000             3,000           349,000
Year ended June 30, 2003                 -             2,000             2,000
                                ----------        ----------        ----------
                                $1,024,000        $    9,000        $1,033,000
                                ==========        ==========        ==========

                           Altima Communications, Inc.

7. COMMITMENTS (CONTINUED)

Rental expense was approximately $507,000, $198,000, and $63,000 for the years ended June 30, 2000 and 1999 and for the period from July 16, 1997 (inception) to June 30, 1998, respectively.

8. SHAREHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

At June 30, 2000, the Company was authorized to issue up to 22,000,000 shares of preferred stock, issuable in Series A, B, and C preferred stock. A total of 12,000,000 and 4,914,500 shares have been designated as Series A and B convertible preferred stock, respectively.

Each share of the Series A and B convertible preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

At such time and for so long as at least 1,965,800 shares of Series B preferred stock are issued and remain outstanding, the Company shall not, without the consent of the holders of two-thirds of the then outstanding shares of Series B preferred stock (i) increase or decrease the aggregate number of authorized shares of Series B preferred stock; (ii) change the rights, preferences, privileges, or restrictions of the Series B preferred stock, including the voting rights of the Series B holders; and (iii) create a new class of shares having rights, preferences, or privileges prior to the shares of Series B preferred stock or increase the rights, preferences, or privileges or the number of authorized shares of any class having rights, preferences, or privileges prior to the shares of Series B preferred stock.

                           Altima Communications, Inc.

8. SHAREHOLDERS' EQUITY (CONTINUED)

CONVERTIBLE PREFERRED STOCK (CONTINUED)

At such time and for so long as at least 1,965,800 shares of Series B preferred stock but less than 3,800,000 shares of Series B preferred stock are issued and remain outstanding (as adjusted appropriately to reflect any subsequent stock splits, stock dividends, and the like), the Series B holders, voting separately as a class, shall be entitled to elect one of the directors of the Company. At such time and for so long as at least 3,800,000 shares of Series B preferred stock are issued and remain outstanding, the Series B holders, voting separately as a class, shall be entitled to elect two of the directors of the Company. At such time and for so long as at least 3,000,000 shares of Series A preferred stock are issued and remain outstanding, the Series A holders, voting separately as a class, shall be entitled to elect one of the directors of the Company.

The holders of Series A and B convertible preferred stock are entitled to receive noncumulative dividends when and if declared by the Board of Directors. The holders of Series A and B convertible preferred stock will also be entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock held on an as-if-converted basis. No dividends on convertible preferred stock or common stock have been declared by the Board of Directors from inception through June 30, 2000.

In the event of any liquidation, dissolution, or winding up of the Company, including a merger, acquisition, or sale of assets where the beneficial owner of the Company's common stock and convertible preferred stock owns less than 51% of the resulting voting power of the surviving entity, the holders of Series A and B convertible preferred stock are entitled to receive an amount of $0.40 and $4.07 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock.

                           Altima Communications, Inc.

8. SHAREHOLDERS' EQUITY (CONTINUED)

CONVERTIBLE PREFERRED STOCK (CONTINUED)

Each share of the Company's preferred stock shall automatically be converted into one share of common stock at the then effective applicable conversion price upon the earlier of: (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the common stock by the Company to the public in which: (a) the gross public offering price is not less than $3.75 per share (as adjusted appropriately to reflect any subsequent stock splits, stock dividends, and the like); and (b) the aggregate gross offering price to the public (prior to underwriter commissions and offering expenses) is not less than $10,000,000 or (ii) the receipt by the Company of the affirmative vote at a duly noticed shareholders' meeting or pursuant to a duly solicited written consent of the holders of more than two-thirds of the then outstanding shares of preferred stock in favor of the conversion of all of the shares of preferred stock.

Upon the closing of the agreement with Broadcom Corporation and its subsidiary, AC Acquisition Corp. (see Note 12), all of the Company's outstanding preferred stock will be exchanged for shares of common stock of Broadcom Corporation at the same ratio as its outstanding common stock.

COMMON STOCK

In July and August 1997, the Company issued and sold an aggregate of 9,000,000 shares of its common stock under the Restricted Common Stock Purchase Agreements. The stock generally vests over a four-year period. Until shares are vested, certain restrictions are placed on the transferability of such shares and provide the Company with the right to repurchase the shares. As of June 30, 2000, 2,208,516 shares are subject to repurchase at the repurchase price of $0.002 per share.

As of June 30, 2000, the Company has reserved 14,049,004 shares of its common stock for issuance upon conversion of its Series A and B convertible preferred stock and 4,979,500 shares of common stock for issuance upon the exercise of options then outstanding and available for grant under the Company's 1997 Stock Option Plan.

                           Altima Communications, Inc.

8. SHAREHOLDERS' EQUITY (CONTINUED)

1997 STOCK OPTION PLAN

In July 1997, the Company adopted the 1997 Stock Option Plan (the Plan) for issuance of common stock to eligible participants. The Plan provides for the granting of options for up to 6,000,000 shares of common stock of the Company. Incentive stock options (ISOs) and nonstatutory stock options (NSOs) may be granted under the Plan at prices not less than 100% and 85% of the fair value on the date of grant. The exercise prices of ISOs and NSOs granted to a 10% shareholder shall not be less than 110% of fair market value on the date of grant. Options granted under the Plan generally become exercisable over a four-year period and generally expire ten years from the date of grant. Expired options become available under the Plan.

During the years ended June 30, 2000 and 1999 and for the period from July 16, 1997 (inception) to June 30, 1998, the Company recorded $12,450,000, $1,718,000, and $619,000 of deferred stock compensation for the excess of the deemed fair market value over the exercise price at the date of grant related to certain options granted. Stock-based compensation amortized during the years ended June 30, 2000 and 1999 and for the period from July 16, 1997 (inception) to June 30, 1998, totaled $1,641,000, $449,000, and $87,000, respectively. Compensation expense is being recognized over the options' vesting period of four years.

Pro forma information regarding net income (loss) is required by FAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by FAS 123. The fair value of these options was estimated at the date of grant using the Black-Scholes option valuation model for 2000 and a minimum value option pricing model for 1999 and 1998 with the following assumptions: risk-free interest rates: 5.72% to 6.33%, 4.23% to 5.44%, and 5.37% to 6.20% for 2000, 1999, and 1998, respectively; an expected life of four years; expected volatility of 75% for 2000 and no dividends for all periods presented. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:


                                                                      PERIOD FROM
                                                                     JULY 16, 1997
                                        YEARS ENDED JUNE 30,         (INCEPTION) TO
                                  -----------------------------         JUNE 30,
                                      2000              1999              1998
                                  -----------       -----------      --------------
Reported net income (loss)        $ 1,006,000       $(3,750,000)      $(1,101,000)
Pro forma net loss                $(2,124,000)      $(3,793,000)      $(1,104,000)

                           Altima Communications, Inc.

8. SHAREHOLDERS' EQUITY (CONTINUED)

1997 STOCK OPTION PLAN (CONTINUED)

A summary of activity under the Plans is as follows:

                                       SHARES                             WEIGHTED
                                     AVAILABLE          OPTIONS           AVERAGE
                                     FOR GRANT        OUTSTANDING      EXERCISE PRICE
                                    ----------        -----------      --------------
  Options authorized                 3,000,000                  -            $-
  Options granted                   (1,314,000)         1,314,000         $0.02
                                    ----------         ----------
Balance at June 30, 1998             1,686,000          1,314,000         $0.02
  Additional shares reserved         3,000,000                  -            $-
  Options granted                   (1,949,600)         1,949,600         $0.14
                                    ----------         ----------
Balance at June 30, 1999             2,736,400          3,263,600         $0.09
  Options granted                   (2,087,100)         2,087,100         $0.33
  Options exercised                          -         (1,020,500)        $0.07
  Options canceled                     343,325           (343,325)        $0.05
                                    ==========         ==========
Balance at March 31, 2000              992,625          3,986,875         $0.22
                                    ==========         ==========


                          OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                -------------------------------------------   -------------------------
                                   WEIGHTED
                                    AVERAGE      WEIGHTED                    WEIGHTED
   RANGE OF                        REMAINING     AVERAGE                     AVERAGE
   EXERCISE           NUMBER      CONTRACTUAL    EXERCISE       NUMBER       EXERCISE
     PRICE         OUTSTANDING        LIFE        PRICE       EXERCISABLE      PRICE
  -------------------------------------------------------------------------------------
     $0.02            701,250         7.55        $0.02          429,531        $0.02
     $0.13            733,750         8.19        $0.13          332,893        $0.13
     $0.21          1,393,375         8.94        $0.21          222,436        $0.21
     $0.40            982,000         9.66        $0.40                -        $0.40
     $0.60            176,500         9.82        $0.60                -        $0.60

  $0.020-$0.60      3,986,875         8.77     $0.020-$0.60      984,860     $0.020-$0.60

The weighted average exercise price for all options outstanding as of June 30, 2000 was $0.22. The weighted average fair value of options granted during 2000 and 1999 was $6.92.

                           Altima Communications, Inc.

8. SHAREHOLDERS' EQUITY (CONTINUED)

1997 STOCK OPTION PLAN (CONTINUED)

In February 2000, the Company granted nonemployees options to purchase 7,000 shares of common stock at $0.40 per share. The Company will recognize general and administrative expenses related to nonemployee stock options over the respective consultants' service periods, and that expense will be based on the fair value of the stock options using the minimum value option valuation model. Stock-based compensation recognized in connection with nonemployee options in 2000 totaled $10,000.

9. 401(k) RETIREMENT PLAN

The Company maintains a 401(k) retirement savings plan for its full-time employees over the age of 21 years. Each participant in the plan may elect to contribute up to 15% of annual compensation to the plan. The Company, at its discretion, may make contributions to the plan. There were no matching contributions made during the years ended June 30, 2000 and 1999 and for the period from July 16, 1997 (inception) to June 30, 1998. The Company's expenses related to the plan have been immaterial.

10. INCOME TAXES

The provision for income taxes consists of the following (in thousands):


                                                                PERIOD FROM
                                                               JULY 16, 1997
                                       YEARS ENDED JUNE 30,    (INCEPTION) TO
                                      ---------------------       JUNE 30,
                                       2000           1999          1998
                                      -----          -----     -------------
Current:
  Federal                             $ 660          $   -         $   -
  State                                   -              -             -
                                      -----          -----         -----
Total current                           660              -             -

Deferred:
  Federal                              (520)             -             -
  State                                   -              -             -
                                      -----          -----         -----
Total deferred                         (520)             -             -
                                      -----          -----         -----
Provision for income taxes            $ 140          $   -         $   -
                                      =====          =====         =====

                           Altima Communications, Inc.

10. INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax assets are as follows (in thousands):

                                                              JUNE 30,
                                                        --------------------
                                                          2000         1999
                                                        -------      -------
Deferred tax assets:
  Net operating loss carryforwards                      $     -      $   875
  Deferred revenue                                        1,207          470
  Reserves and accruals not currently deductible          1,120            -
  Other reserves and accruals                                43            -
                                                        -------      -------
Total deferred tax assets                                 2,370        1,345
Valuation allowance                                      (1,850)      (1,345)
                                                        -------      -------
Net deferred tax assets                                 $   520      $     -
                                                        =======      =======

The net valuation allowance increased by $505,000, $1,045,000, and $300,000 during the years ended June 30, 2000 and 1999 and for the period from July 16, 1997 (inception) to June 30, 1998, respectively. The valuation allowance has been provided due to the uncertainty of the realizability of the respective amount of deferred tax assets.

As of June 30, 2000, the Company had federal and state research and development tax credit carryforwards of approximately $45,000 and $25,000, respectively.

Utilization of the net operating losses and tax credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and tax credits before utilization. Events that cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three-year period.

                           Altima Communications, Inc.

11. LITIGATION

On December 17, 1999 a plaintiff filed an action in the Eastern District of California, United States District Court, alleging that the Company's AC 108R series of Switched Repeater products infringes its patent. The Company has also been named as respondent in an International Trade Commission investigation of the same case. The Company believes that it has meritorious defense to the claim made by the plaintiff and intend to vigorously defend itself against the claim. Although the ultimate outcome cannot be predicted, management believes that the outcome will not have a material adverse effect on the Company's financial condition, results of operations, and cash flows.

12. SUBSEQUENT EVENTS (UNAUDITED)

Subsequent to June 30, 2000, the Company granted 7,493,000 options to purchase shares of common stock at a weighted average exercise price of $3.17 per share.

In July 2000, the Company entered into a number of sales agreements whereby certain customers were granted warrants to purchase the Company's common stock in the aggregate amount of 41,202,000 shares at the exercise price of $0.001 per share. The warrants vest as the customers meet certain minimum purchase requirements and the customers are subject to substantial penalties if they do not purchase the minimum amounts. The penalty provisions included in the agreements represent sufficiently large disincentives for nonperformance. As such, the measurement date of the fair value of the warrants is the grant date. In addition, the fair value of the warrants are based on the fair value of the consideration received, which is considered to be more readily measurable than the fair value of the warrants. The Company will reduce future revenues by the fair value of the warrants as they are earned.

On July 28, 2000, the Company entered into an agreement with Broadcom Corporation and its subsidiary, AC Acquisition Corp., whereby all of the capital stock of the Company will be exchanged for shares of common stock of Broadcom Corporation. Under the terms of the agreement, the Company will merge with AC Acquisition Corp. with the Company being the surviving entity.


                                     *****

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of NewPort Communications, Inc.:


We have audited the accompanying balance sheets of NewPort Communications, Inc. (the Company) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of NewPort Communications, Inc. as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

Costa Mesa, California
October 24, 2000

NEWPORT COMMUNICATIONS, INC.

BALANCE SHEETS
AS OF DECEMBER 31, 1998 AND 1999, AND JUNE 30, 2000 (UNAUDITED)
--------------------------------------------------------------------------------


                                                         December 31,
                                                 ------------------------------          June 30,
                                                     1998               1999               2000
                                                 -----------        -----------        -----------
                                                                                       (unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                        $ 3,803,332        $23,051,719        $18,120,113
Accounts receivable                                                      56,425             53,904
Prepaid expenses and other current assets             40,640            254,714            205,193
                                                 -----------       ------------        -----------
    Total current assets                           3,843,972         23,362,858         18,379,210

PROPERTY AND EQUIPMENT, net                          233,751          2,078,919          3,695,877

OTHER ASSETS                                                             13,287              1,700
                                                 -----------       ------------        -----------
                                                 $ 4,077,723        $25,455,064        $22,076,787
                                                 ===========       ============        ===========

See notes to financial statements.

NEWPORT COMMUNICATIONS, INC.

BALANCE SHEETS
AS OF DECEMBER 31, 1998 AND 1999, AND JUNE 30, 2000 (UNAUDITED) (CONTINUED)
--------------------------------------------------------------------------------

                                                                      December 31,
                                                           ---------------------------------           June 30,
                                                               1998                 1999                 2000
                                                           ------------         ------------         ------------
                                                                                                     (unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                           $    245,653         $    241,535         $    699,431
Accrued expenses                                                                     193,897              255,689
Current portion of long-term debt                                                    463,730              889,056
                                                           ------------         ------------         ------------

    Total current liabilities                                   245,653              899,162            1,844,176

LONG-TERM DEBT                                                                     1,862,051            2,450,531

DEFERRED REVENUE                                                                      60,000               60,000

OTHER LIABILITIES                                                                                          85,131
                                                           ------------         ------------         ------------

      Total liabilities                                         245,653            2,821,213            4,439,838

COMMITMENTS AND CONTINGENCIES
  (Note 8)

STOCKHOLDERS' EQUITY:
Convertible preferred stock, no par value;
  13,577,115 shares authorized; 6,184,616,
  11,542,175, and 11,542,175 shares of Series A and
  Series B preferred stock issued and outstanding
  as of December 31, 1998 and 1999, and June 30,
  2000 (unaudited), respectively                              5,025,000           28,025,001           28,025,001
Common stock, no par value; 45,000,000 shares
  authorized; 6,000,000, 11,239,125, and 12,250,809
  shares issued and outstanding as of December 31,
  1998 and 1999, and June 30, 2000 (unaudited),
  respectively                                                   10,000              359,275              688,462
Additional paid-in capital                                                            70,459              336,655
Subscriptions receivable                                     (1,000,002)
Accumulated deficit                                            (202,928)          (5,820,884)         (11,413,169)
                                                           ------------         ------------         ------------

      Net stockholders' equity                                3,832,070           22,633,851           17,636,949
                                                           ------------         ------------         ------------

                                                           $  4,077,723         $ 25,455,064         $ 22,076,787
                                                           ============         ============         ============

See notes to financial statements.
                                                                              23

NEWPORT COMMUNICATIONS, INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999, AND
FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)
--------------------------------------------------------------------------------

                                      Year ended December 31,                       Six months ended June 30,
                            -----------------------------------------------       -----------------------------
                               1997              1998              1999              1999              2000
                            -----------       -----------       -----------       -----------       -----------
                                                                                          (unaudited)
NET REVENUES                $   682,480       $   686,245       $   658,082       $   640,600       $   507,405

OPERATING EXPENSES:
Selling, general, and
  administrative                (68,590)         (198,501)       (1,874,279)         (474,984)       (1,882,930)
Research and
  development                  (436,131)         (643,270)       (3,797,345)       (1,094,185)       (4,548,331)
                            -----------       -----------       -----------       -----------       -----------
  Total operating
    expenses                   (504,721)         (841,771)       (5,671,624)       (1,569,169)       (6,431,261)
                            -----------       -----------       -----------       -----------       -----------
INCOME (LOSS) FROM
  OPERATIONS                    177,759          (155,526)       (5,013,542)         (928,569)       (5,923,856)

OTHER INCOME:
Interest income                   7,251            26,796           168,980            75,621           547,047
Interest expense                                                    (72,594)           (1,353)         (214,676)
                            -----------       -----------       -----------       -----------       -----------
    Total other income            7,251            26,796            96,386            74,268           332,371
                            -----------       -----------       -----------       -----------       -----------
INCOME (LOSS) BEFORE
  INCOME TAX (BENEFIT)
  PROVISION                     185,010          (128,730)       (4,917,156)         (854,301)       (5,591,485)

INCOME TAX (BENEFIT)
  PROVISION                     (33,733)           (5,335)              800               800               800
                            -----------       -----------       -----------       -----------       -----------

NET INCOME (LOSS)           $   218,743       $  (123,395)      $(4,917,956)      $  (855,101)      $(5,592,285)
                            ===========       ===========       ===========       ===========       ===========

See notes to financial statements.

NEWPORT COMMUNICATIONS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999, AND
FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                         RETAINED
                                                                             ADDITIONAL                  EARNINGS         NET
                            COMMON STOCK              PREFERRED STOCK          PAID-IN  SUBSCRIPTIONS  (ACCUMULATED   STOCKHOLDERS'
                         SHARES      AMOUNT         SHARES       AMOUNT        CAPITAL    RECEIVABLE     DEFICIT)        EQUITY
                       ---------   -----------    ----------   -----------    --------- -------------  -----------    ------------
BALANCE,
  January 1, 1997      6,000,000   $    10,000             -   $         -    $       -    $       -   $    85,018     $    95,018

Net income                                                                                                 218,743         218,743
                       ---------   -----------    ----------   -----------    ---------   ----------   -----------     -----------

BALANCE,               6,000,000        10,000                                                             303,761         313,761
  December 31, 1997

Issuance of Series A
  preferred stock                                  5,876,924     4,775,001                (1,000,002)                    3,774,999
Preferred stock
  distribution                                       307,692       249,999                                (249,999)
Distributions paid                                                                                        (133,295)       (133,295)
Net loss                                                                                                  (123,395)       (123,395)
                       ---------   -----------    ----------   -----------    ---------   ----------   -----------     -----------
BALANCE,
  December 31, 1998    6,000,000        10,000     6,184,616     5,025,000                (1,000,002)     (202,928)      3,832,070

See notes to financial statements.

NEWPORT COMMUNICATIONS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999, AND
FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED) (CONTINUED)
--------------------------------------------------------------------------------

                                                                                   ADDITIONAL
                               COMMON STOCK                PREFERRED STOCK           PAID-IN    SUBSCRIPTIONS   ACCUMULATED
                         SHARES            AMOUNT       SHARES        AMOUNT         CAPITAL      RECEIVABLE      DEFICIT
                        ----------        -------     ----------    ----------     ----------   ------------    -----------
Payment of
  subscription
  receivable                     -        $     -              -    $        -      $      -     $ 1,000,002     $         -
Issuance of Series B
  preferred stock                                      5,357,559    23,000,001
Issuance of
  common stock           5,239,125        349,275
Distributions paid                                                                                                  (700,000)
Common stock options
  and warrant expense                                                                  70,459
Net loss                                                                                                          (4,917,956)
                        ----------   ------------     ----------    ----------   ------------    ------------   ------------
BALANCE,
  December 31, 1999     11,239,125        359,275     11,542,175    28,025,001         70,459                     (5,820,884)

Unaudited:
  Issuance of
    common stock         1,011,684        329,187

  Common stock
    options and
    warrant expense                                                                   266,196

  Net loss                                                                                                        (5,592,285)
                        ----------   ------------     ----------    ----------   ------------    ------------   ------------

BALANCE,
  June 30, 2000
  (unaudited)           12,250,809   $    688,462     11,542,175  $ 28,025,001   $    336,655    $              $(11,413,169)
                        ==========   ============     ==========  ============   ============    ============   ============

                             NET
                         STOCKHOLDERS'
                           EQUITY
                        ------------
Payment of
  subscription
  receivable            $  1,000,002
Issuance of Series B
  preferred stock         23,000,001
Issuance of
  common stock               349,275
Distributions paid          (700,000)
Common stock options
  and warrant expense         70,459
Net loss                  (4,917,956)
                        ------------
BALANCE,
  December 31, 1999       22,633,851

Unaudited:
  Issuance of
    common stock             329,187

  Common stock
    options and
    warrant expense          266,196

  Net loss                (5,592,285)
                        ------------
BALANCE,
  June 30, 2000
  (unaudited)           $ 17,636,949
                        ============

See notes to financial statements.

NEWPORT COMMUNICATIONS, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999, AND
FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)
--------------------------------------------------------------------------------

                                                       YEAR ENDED DECEMBER 31,                        SIX MONTHS ENDED JUNE 30,
                                          --------------------------------------------------       -------------------------------
                                              1997               1998               1999               1999               2000
                                          ------------       ------------       ------------       ------------       ------------
                                                                                                            (UNAUDITED)
CASH FLOWS FROM
  OPERATING ACTIVITIES:
Net income (loss)                         $    218,743       $   (123,395)      $ (4,917,956)      $   (855,101)      $ (5,592,285)
Adjustments to reconcile net income
  (loss) to net cash provided by
  (used in) operating activities:
  Depreciation and amortization                 31,365             38,318            468,607            117,627            589,008
  Loss on disposal of property and
    equipment                                                                                                               23,875
  Stock compensation expense                                                              95                               266,196
  Accretion of deferred financing
    costs                                                                             20,836
  Changes in operating assets and
    liabilities:
    Accounts receivable                        (84,880)           164,880            (56,425)           (54,000)             2,521
    Prepaid expenses and other
      current assets                                              (37,140)          (214,074)           (19,044)            49,521
    Other assets                                                                     (13,287)           (32,860)            11,587
    Income taxes payable                           800             (2,416)
    Deferred taxes                             (34,533)            (2,919)
    Accounts payable                             2,125            239,209             (4,118)           134,012            457,896
    Accrued expenses                                                                 193,897             34,248             61,792
    Deferred revenue and other
      liabilities                                                                     60,000                                85,131
                                          ------------       ------------       ------------       ------------       ------------

      Net cash provided by (used in)
        operating activities                   133,620            276,537         (4,462,425)          (675,118)        (4,044,758)

CASH FLOWS FROM
  INVESTING ACTIVITIES:
Purchases of property and
  equipment                                    (40,243)          (209,620)        (2,313,775)          (656,068)        (2,229,841)

CASH FLOWS FROM
  FINANCING ACTIVITIES:
Proceeds from long-term borrowings                                                 2,375,309                             1,013,806
Proceeds from issuance of Series A
  preferred stock                                               3,774,999          1,000,002          1,000,002
Proceeds from issuance of Series B
  preferred stock                                                                 23,000,001
Proceeds from issuance of common
  stock                                                                              349,275            131,500            329,187
Distributions paid                                               (133,295)          (700,000)          (700,000)
                                          ------------       ------------       ------------       ------------       ------------

      Net cash provided by financing
        activities                                              3,641,704         26,024,587            431,502          1,342,993
                                          ------------       ------------       ------------       ------------       ------------

SEE NOTES TO FINANCIAL STATEMENTS

NEWPORT COMMUNICATIONS, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999, AND
FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED) (CONTINUED)
--------------------------------------------------------------------------------

                                                YEAR ENDED DECEMBER 31,                  SIX MONTHS ENDED JUNE 30,
                                      --------------------------------------------    -----------------------------
                                          1997            1998            1999            1999             2000
                                      ------------    ------------    ------------    ------------     ------------
                                                                                               (unaudited)
NET INCREASE (DECREASE)
  IN CASH AND CASH
  EQUIVALENTS                         $     93,377    $  3,708,621    $ 19,248,387    $   (899,684)    $ (4,931,606)

CASH AND CASH
  EQUIVALENTS, beginning of
  period                                     1,334          94,711       3,803,332       3,803,332       23,051,719
                                      ------------    ------------    ------------    ------------     ------------

CASH AND CASH
  EQUIVALENTS, end of period          $     94,711    $  3,803,332    $ 23,051,719    $  2,903,648     $ 18,120,113
                                      ============    ============    ============    ============     ============
SUPPLEMENTAL DISCLOSURES
  OF CASH FLOW INFORMATION -
    Cash paid during the year for:
      Interest                        $        617    $      3,664    $     51,758    $      1,948     $    184,277
                                      ============    ============    ============    ============     ============
      Income taxes                    $      1,616    $      1,742    $      9,451    $      7,066     $        800
                                      ============    ============    ============    ============     ============

SUPPLEMENTAL SCHEDULE OF
  NONCASH FINANCING
  ACTIVITIES:
Warrants issued in connection debt
  financing                                                           $     70,364
                                                                      ============
Preferred stock distribution                          $    249,999
                                                      ============

See notes to financial statements.

NEWPORT COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999, AND
FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS

      Nature of Business - NewPort Communications Inc. (the Company), a California corporation, is a supplier of mixed-signal integrated circuits for the high-speed communications infrastructure market. The Company was incorporated in 1996 and in fiscal 1997 and 1998, the Company derived its revenue principally from consulting work done by its two founders. In fiscal 1999, the Company began to develop highly innovative, integrated chips for the high-speed Synchronous Optical Network (SONET) based fiber infrastructure in North America and Synchronous Digital Hierarchy (SDH) networks in Europe and Asia. The Company's products are specifically designed for economical optical networking applications such as Dense-WDM applications, and other optical transport and switching systems. The Company's products will enable the increase of bandwidth of the existing installed-base of fiber worldwide.

      Unaudited Information - The information set forth in these financial statements as of June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited and reflects all adjustments, consisting only of normal recurring adjustments, that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the period. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full fiscal year.

      Reverse Stock Split and Stock Split - On November 3, 1998, the Company's Board of Directors approved and effected a .5714286-for-1 reverse stock split of the Company's common stock, and on April 4, 2000, the Company's Board of Directors approved and effected a 3-for-2 stock split. All common share amounts in the accompanying financial statements and footnotes have been restated to reflect the stock splits for all periods presented.

      Basis of Presentation - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

      Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Historically, the Company has invested excess cash in U.S. Treasury-backed money market funds. Approximately $22,800,000 and $17,545,000 (unaudited) was invested in one money market fund at December 31, 1999 and June 30, 2000, respectively.

      Accounts Receivable - The Company's 1997, 1998, and the majority of 1999 revenue is composed primarily of Integrated Circuit design services. Therefore, the year-end accounts receivable for those years represent uncollected design services revenue. During 1999, the Company transitioned from a service-based organization to a product-based company, following the "fabless" semiconductor

NEWPORT COMMUNICATIONS, INC.

      business model. As a result, the June 30, 2000 accounts receivable balance represents uncollected product sales revenue. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company periodically evaluates the need for reserves for credit losses and returns and has determined that no reserve was necessary for the period January 1, 1997 through June 30, 2000. It is the Company's intention to evaluate the need for allowances for product returns as future production volumes may require.

      Property and Equipment - Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are calculated under the straight-line basis over the estimated useful lives of the respective assets, generally three to five years. Computer software consists of purchased software.

      Revenue Recognition - Revenues are recognized upon shipment of the related product or performance of the related service. The Company's deferred revenue at June 30, 2000 and December 31, 1999 relates to cash received in advance of product shipments to a customer. The Company will recognize this revenue when it meets product delivery and acceptance requirements in accordance with the related customer contract.

      Warranties and Returns - The Company warrants products against substantial nonconformance to customer specifications for up to one year from the date of shipment. As of December 31, 1999 and June 30, 2000, there have been no warranty costs or returns associated with product shipments.

      Research and Development - Research and development costs are expensed as incurred.

      Income Taxes - The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires an asset and liability approach in accounting for income taxes. Under this method, a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences in the recognition of accounting transactions for tax and financial statement reporting purposes and from tax loss or credit carryforwards. Measurement of the deferred items is based on enacted tax laws. In the event the future consequence of differences result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

      Stock-Based Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

NEWPORT COMMUNICATIONS, INC.

      Use of Estimates - The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

      Comprehensive Income - The Company has adopted SFAS No. 130, Reporting Comprehensive Income. This statement established standards for the reporting of comprehensive income and its components. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from nonowner sources. For the years ended December 31, 1997, 1998, and 1999, and for the six months ended June 30, 1999 and 2000 there were no differences between net income (loss) and comprehensive income (loss).

      New Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (as amended), which the Company is required to adopt effective in its fiscal year 2001. SFAS No. 133 will require the Company to record all derivatives on the balance sheet at fair value. The Company does not currently hold derivatives or engage in hedging activities but will continue to evaluate the effect of adopting SFAS No.
      133. The Company will adopt SFAS No. 133 in its fiscal year 2001.

2.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at:

                                                DECEMBER 31,
                                       ---------------------------      JUNE 30,
                                           1998            1999           2000
                                       -----------     -----------     -----------
                                                                       (UNAUDITED)
Computer hardware                      $    75,636     $   362,300     $   663,186
Lab and testing equipment                                  387,799       1,559,266
Furniture and fixtures                      12,101          62,740         146,356
Computer software                          227,203       1,811,866       2,440,334
Leasehold improvements                                         838
                                       -----------     -----------     -----------

                                           314,940       2,625,543       4,809,142
Less accumulated depreciation and
  amortization                             (81,189)       (546,624)     (1,113,265)
                                       -----------     -----------     -----------

                                       $   233,751     $ 2,078,919     $ 3,695,877
                                       ===========     ===========     ===========

NEWPORT COMMUNICATIONS, INC.

      Depreciation and amortization for the years ended December 31, 1997, 1998, 1999, and the six months ended June 30, 1999 and 2000 was $31,365, $38,318, $468,607, $117,627 (unaudited), and $589,008 (unaudited), respectively.


3.    LONG-TERM DEBT

      Long-term debt consists of the following at:

                                                                      DECEMBER 31,      JUNE 30,
                                                                          1999            2000
                                                                       ----------      ----------
                                                                                       (UNAUDITED)
Loan and lease payable to bank, collateralized by specific
  software and fixed assets, bearing interest at 12.69% and
  12.82%, respectively, payable in 36 monthly payments for
  each debt facility, followed by a final payment equal to 9%
  of the original debt amount.  In connection with this debt, the
  Company issued warrants to purchase 34,940 shares of the
  Company's preferred stock (Note 5).  The warrants were
  valued at $66,948 using the Black-Scholes model and the
  value is being amortized as additional interest expense over
  14 months (draw-down period).  The total amount amortized
  as of December 31, 1999 and June 30, 2000 was $19,128 and
  $47,820, respectively                                                $  993,780      $1,393,798

Loans payable to a finance company, collateralized by
  specific fixed assets and  software, bearing interest at
  13.71%, payable in interest-only  payments for the first six months of each loan  period, followed by 36 monthly fixed
  payments of  principal and interest, and ending with a final payment equal to 15% of the original loan amount.  Loans
  mature between March and December 2003.  In connection
  with such loans, the Company issued warrants to purchase
  123,457 shares of the Company's common stock (Note 5)
  The warrants have been valued at $3,416 using the Black-
  Scholes model and the value is being amortized as
  additional interest expense over 12 months (draw-down
  period). The total amount amortized as of December 31, 1999
  and June 30, 2000, was $1,708 and $3,416, respectively                1,332,001       1,933,732

NEWPORT COMMUNICATIONS, INC.

                                                                  DECEMBER 31,        JUNE 30,
                                                                       1999             2000
                                                                   -----------       -----------
                                                                                     (UNAUDITED)
Capital lease payable to finance company, collateralized by a specific fixed asset, bearing interest at 26.86%, payable
  monthly through February 2001                                    $                 $    12,057
                                                                   -----------       -----------
Total                                                                2,325,781         3,339,587
Less current portion of long-term debt                                (463,730)         (889,056)
                                                                   -----------       -----------
Total long-term debt                                               $ 1,862,051       $ 2,450,531
                                                                   ===========       ===========

      Long term debt at December 31, 1999 matures as follows:

2000                               $   463,730
2001                                   677,888
2002                                   767,949
2003                                   416,214
                                   -----------
                                   $ 2,325,781
                                   ===========

      Interest expense related to long-term debt was $72,594, $1,353 (unaudited), and $214,676 (unaudited) for the year ended December 31, 1999 and the six months ended June 30, 1999 and 2000, respectively.

4.    INCOME TAXES

      At December 31, 1999, the Company had net operating loss carryforwards of approximately $4,800,000 and $2,400,000 for federal and state income tax purposes, respectively. These net operating loss carryforwards will completely expire in the year 2019 and 2004 for federal and state purposes, respectively. These net operating loss carryforwards are available to offset future federal and state taxable income. The ability of the Company to utilize the federal and state net operating loss carry forwards may be subject to annual limitations under certain provisions of the Internal Revenue Code, as a result of ownership changes. The Company has recorded a full valuation allowance for all deferred tax assets generated to date, as a result of losses incurred since its inception. The provision for income taxes represents the minimum required for state taxes.

      Effective for the period beginning January 1, 1997 and ending December 31, 1997, the Company elected to be taxed for federal and state purposes under the provisions of Subchapter S of the Internal Revenue Code and applicable sections of the California Revenue and Taxation Code. Accordingly, the tax accounts and taxable

NEWPORT COMMUNICATIONS, INC.

      income as of December 31, 1997 are treated as if they were distributed to the shareholders, who were responsible for any taxes due. However, in accordance with the provisions of the California Revenue and Taxation Code, regarding S corporations, the Company paid tax equal to 1.5% of the Company's taxable income for the year ended December 31, 1997. The Company's election to be taxed as a Subchapter S corporation was rescinded effective January 1, 1998.

      As a result of the Company's S corporation election, effective January 1, 1997, the Company was no longer subject to federal income taxes. However, the Company was subject to a 1.5% income tax on its California taxable income for the year ended December 31, 1997. As a result of the change in the Company's tax status, the Company reduced its deferred tax liability by $36,052 as of January 1, 1997 which amount has been included in the deferred tax provision for the year ended December 31, 1997.

      On January 1, 1998, the company rescinded its election to be treated as an S corporation. As a result of the termination of S corporation status, the Company became subject to federal and state income taxes at statutory C corporation rates. The Company recorded a $75,177 deferred tax liability to reflect the deferred tax items accruing up to the date of the S corporation revocation, pursuant to the Company's C corporation rates.

      The income tax (benefit) provision consists of the following for the years ended December 31, 1997, 1998, and 1999:

                                                                DECEMBER 31,
                                                -----------------------------------------------
                                                   1997              1998              1999
                                                -----------       -----------       -----------
Current:
  Federal                                       $        --       $        --       $        --
  State                                                 800            (2,416)              800
                                                -----------       -----------       -----------

                                                        800            (2,416)              800

Deferred:
  Federal                                           (28,774)             (764)        1,663,462
  State                                              (5,759)           (2,155)          220,702
                                                -----------       -----------       -----------

                                                    (34,533)           (2,919)        1,884,164
Change in valuation allowance                                                        (1,884,164)
                                                -----------       -----------       -----------

Total (benefit) provision for income taxes      $   (33,733)      $    (5,335)      $       800
                                                ===========       ===========       ===========

NEWPORT COMMUNICATIONS, INC.


      A reconciliation of the income tax (benefit) provision to the amount of income tax (benefit) provision that would result from applying the federal statutory rate (35%) to income (loss) before income tax (benefit) provision is as follows:

                                                           DECEMBER 31,
                                                 --------------------------------
                                                  1997          1998        1999
                                                 ------        ------      ------
Income tax expense/benefit at statutory rate       0.0 %       (35.0)%     (35.0)%
State taxes and other                             (3.0)%         1.0 %       1.0 %
Valuation allowance                                                         34.0 %
Change in tax status                             (15.0)%        30.0 %
                                                 -----         -----       -----
                                                 (18.0)%        (4.0)%       -   %
                                                 =====         =====       =====

      Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes are as follows:

                                                       DECEMBER 31,
                                             -----------------------------
                                                 1998              1999
                                             -----------       -----------
Accrued compensation and other accruals      $    22,321       $    28,614
Depreciation                                     (22,321)           17,842
Net operating loss carryforwards                                 1,837,708
                                             -----------       -----------

Gross deferred income taxes                                      1,884,164
Valuation allowance                                             (1,884,164)
                                             -----------       -----------

Net deferred income taxes                    $         -       $         -
                                             ===========       ===========


5.    STOCKHOLDERS' EQUITY

      In November 1998, the Company raised $5,025,000 from the sale of 6,184,616 shares of Series A preferred stock at $0.8125 per share to private investors.

      In December 1999, the Company raised $23,000,001 from the sale of 5,357,559 shares of Series B preferred stock at $4.293 per share to private investors.

NEWPORT COMMUNICATIONS, INC.

      The holders of convertible preferred stock have various rights and preferences as follows:

      Voting - Each holder of shares of preferred stock shall be entitled to the number of votes equal to an equivalent number of shares of common stock into which it is convertible, voting together as a single class with holders of common stock. In addition to these voting rights, the following protective provisions exist for holders of preferred stock:

      As long as at least 1,000,000 shares of Series A preferred stock are outstanding (adjusted for stock splits of, stock dividends on, or recapitalizations of the Series A preferred stock), the Company must obtain approval from a majority of the holders of Series A preferred stock in order to: (i) increase the number of authorized shares of common stock or Series A preferred stock; (ii) change or materially alter the rights of the shares of Series A preferred stock; (iii) authorize or issue any equity security having liquidation or dividend preferences on parity with or priority over the Series A preferred stock; (iv) increase or decrease the authorized number of members on the Company's Board of Directors; (v) redeem, purchase or otherwise acquire any share or shares of common stock or preferred stock (except Series A preferred stock) other than by the normal repurchase provisions associated with various agreements that enable the Company to repurchase shares upon certain events, such as the termination of employment; (vi) declare or pay any dividends or distributions (other than a dividend payable solely in shares of common stock) on any shares of common stock or preferred stock (other than Series A and Series B preferred stock); and (vii) effect a merger, reorganization, consolidation or a sale of all or substantially all of the Company's assets where the existing stockholders retain less than 50% of the voting power of the successor to the Company's business.

      As long as at least 1,000,000 shares of Series B preferred stock are outstanding (adjusted for stock splits of, stock dividends on, or recapitalizations of the Series B preferred stock), the Company must obtain approval from a majority of the holders of Series B preferred stock in order to: (i) increase the number of authorized shares of common stock or preferred stock; (ii) change or materially alter the rights of the shares of Series B preferred stock; (iii) authorize or issue any equity security having liquidation or dividend preferences on parity with or priority over the Series B preferred stock; (iv) increase or decrease the authorized number of members on the Company's Board of Directors; (v) redeem, purchase or otherwise acquire any share or shares of common stock other than by the normal repurchase provisions associated with various agreements that enable the Company to repurchase shares upon certain events, such as the termination of employment; (vi) declare or pay any dividends or distributions (other than a dividend payable solely in shares of common stock) on any shares of common stock; and (vii) effect a merger, reorganization, consolidation, or a sale of all or substantially all of the Company's assets where the existing stockholders retain less than 50% of the voting power of the successor to the Company's business.

      Dividends - Holders of Series A and B preferred stock are entitled to receive noncumulative dividends at the annual rate of $0.65 and $0.34 per share, respectively, when and if declared by the Board of Directors. The holders of Series A and Series B preferred stock are also entitled to participate in cash

NEWPORT COMMUNICATIONS, INC.

      dividends on common stock, when and if declared by the Board of Directors, based upon the number of shares of common stock held on an as-converted basis. The Board of Directors has not declared the foregoing dividends from inception through June 30, 2000.

      Conversion - Each share of Series A and Series B preferred stock is convertible, at the option of the holder thereof, into shares of common stock at a specific conversion ratio subject to adjustment for dilutive issuances, stock splits and combinations. As of June 30, 2000, the current conversion ratio for Series A and Series B preferred stock is 1.5 shares of common stock for each share of preferred stock. Each share of preferred stock shall automatically be converted into shares of common stock at the then effective conversion ratio immediately preceding the closing of a public offering of common stock in which the public price per share of common stock is not less than $9.00 and the gross proceeds received by the Company in such offering is at least $20,000,000.

      Liquidation Preference - In the event of any liquidation, dissolution or winding up of the Company, distributions to the preferred stockholders shall be made in accordance with the following provisions: The holders of preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to holders of common stock: (i) in the case of Series A preferred stock, an amount per share equal to the sum of (a) $0.8125 (the original Series A issue price) for each outstanding share of Series A preferred stock, adjusted for stock splits of, stock dividends on, or recapitalization of, the Series A preferred stock, and (b) an amount equal to any declared but unpaid dividends in respect of such share; and (ii) in the case of Series B preferred stock, an amount per share equal to the sum of (a) $4.2930 (the original Series B issue price) for each outstanding share of Series B preferred stock, adjusted for stock splits of, stock dividends on, or recapitalization of, the Series B preferred stock, and (b) an amount equal to any declared but unpaid dividends in respect of such share. If the assets and funds distributed among the holders of the preferred stock shall be insufficient to permit the payment of the aforementioned amounts, then the available assets of the Company shall be distributed ratably among holders of the Series A preferred stock and Series B preferred stock in proportion to the liquidation preference of each series. Upon the completion of the distribution to the preferred stock described above, the remaining assets, if any, of the Company available for distribution to stockholders shall be distributed ratably among the holders of common stock in proportion to the number of shares of common stock owned by each holder.

6.    EMPLOYEE BENEFIT PLAN

      Effective January 1, 1999, the Company adopted a 401(k) savings plan covering all employees. Employees who work for the Company are eligible for participation on the first day of the month following their employment start date. Company contributions to the 401(k) savings plan are made at the discretion of the Company's Board of Directors. The Company made no contributions for the year ending December 31, 1999 or for the six months ending June 30, 2000.

NEWPORT COMMUNICATIONS, INC.

7.    STOCK OPTION PLAN

      On November 16, 1998, the Company adopted the 1998 Stock Option/Stock Issuance Plan (the 1998 Plan). Under the terms of the 1998 Plan, options to purchase 9,000,000 shares of the Company's common stock are available for issuance to employees, directors and consultants.

      At December 31, 1999, options to purchase 457,125 shares of the Company's common stock were outstanding under the 1998 Plan. Options are granted at exercise prices which approximate the fair value of the common stock on the date of grant as determined by the Company's Board of Directors. Generally, 25% of the options vest at the end of one year, while the remainder are exercisable ratably over the next 36-month period, provided the optionee remains in service to the Company. The options expire within ten years from the date of grant or upon three months after termination of employment for reasons other than death, disability or misconduct. At December 31, 1999 and June 30, 2000, 3,303,750 and 1,743,875 shares
      (unaudited), respectively, were available for future grants under the plan.

      Stock option activity for each of the three years in the period ended December 31, 1999 and for the six months ended June 30, 2000 is as follows:

                                                                           OPTION PRICE
                                                               NUMBER       PER SHARE
                                                             OF SHARES    (U.S. DOLLARS)
                                                             ---------    -------------
Outstanding, December 31, 1997                                       -             -
  Granted                                                    1,845,000        0.0667
                                                            ----------
Outstanding, December 31, 1998                               1,845,000        0.0667
  Granted                                                    5,145,000        0.0667
  Lapsed or canceled                                        (1,293,750)       0.0667
  Exercised                                                 (5,239,125)       0.0667
                                                            ----------
Outstanding and exercisable, December 31, 1999                 457,125        0.0667
  (Unaudited):
    Granted                                                  1,664,375        0.4400
    Lapsed or canceled                                          (4,500)       0.0667
                                                                              0.4400-
    Exercised                                               (1,011,684)       0.0667
                                                            ----------
                                                                              0.4400-
Outstanding and exercisable (unaudited), June 30, 2000       1,105,316        0.0667
                                                            ==========

NEWPORT COMMUNICATIONS, INC.

      The weighted average contractual life of stock options outstanding was 9.3 years as of December 31, 1999.

      The Company will record future compensation expense of approximately $3,500,000 relating to options granted at a fair value of $2.86 during the six months ended June 30, 2000, to purchase 1,434,450 shares of common stock. The expense equals the difference between the deemed fair market value of the Company's common stock on the grant date and the exercise price of the stock options and will be recognized ratably over the four-year vesting period of the stock options. The Company recorded $200,561 of expense associated with such option grants during the six months ended June 30, 2000.

      Additionally, the Company will record future compensation expense of approximately $557,000 relating to options granted to consultants during the six months ended June 30, 2000 to purchase 229,925 shares of common stock. The Company recorded $63,237 of expense associated with such option grants during the six months ended June 30, 2000. Additionally, such options will be subject to variable plan accounting which may result in additional compensation expense as the options vest.

      Accounting for Stock-Based Compensation - SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value approach to account for all its employee stock-based compensation plans. After taking into account the fair value method of stock compensation using a dividend yield of 0%, a risk-free interest rate of 6%, an expected life of three months, and a volatility factor of 0%, management determined that the difference between reported net income and pro forma net income is not material for any of the periods presented.


8.    COMMITMENTS AND CONTINGENCIES

      Leases - In October 1999, the Company entered into a 66 month lease for approximately 17,100 square feet of office space. The new lease amounts are approximately $13,250 per month through March 31, 2000, and approximately $26,500 per month through October 15, 2000. Thereafter, the monthly lease payment increases every 12 months in accordance with a prenegotiated rent schedule. The Company is also a party to various equipment operating leases.

NEWPORT COMMUNICATIONS, INC.

      The minimum lease payments under such lease agreements at December 31, 1999 are as follows (in thousands):

                                    EQUIPMENT    OFFICE
                                     LEASES       LEASE       TOTAL
                                    ---------    ------      ------
       Year ending December 31:
        2000                          $ 10       $  317      $  327
        2001                            10          373         383
        2002                             5          383         388
        2003                             5          394         399
        2004                             1          402         403
        Thereafter                                  119         119
                                      ----       ------      ------
                                      $ 31       $1,988      $2,019
                                      ====       ======      ======

      Rent expense for the years ended December 31, 1997, 1998, 1999, and for the six months ended June 30, 1999 and 2000 totaled $30,089, $27,037, $120,748, $45,260 (unaudited), and $219,157 (unaudited), respectively.

      Litigation - The Company, in the normal course of business, is subject to various legal matters. However, management believes that none of these matters will have a material adverse effect on the Company's financial statements.


9.    RELATED-PARTY TRANSACTIONS

      During the year ended December 31, 1998, the Company raised $1,250,002 from the sale of 1,538,464 shares of Series A preferred stock to the Chairman of the Board. Additionally, the two co-founders of the Company were distributed 307,692 shares of Series A preferred stock at a value of $249,999 and a cash distribution of $133,295.

      During the year ended December 31, 1999, the Company raised $1,250,001 from the sale of 291,172 shares of Series B preferred stock to the Chairman of the Board. During the same period, the Company raised $100,000 from the sale of 1,500,000 shares of common stock to the Chairman of the Board.

      During the year ended December 31, 1999, the Company paid a $350,000 distribution to each of its two co-founders in conjunction with the recapitalization of the Company.

NEWPORT COMMUNICATIONS, INC.

10.   SUBSEQUENT EVENTS

      Foreign Operations - On July 1, 2000, the Company established an engineering design center in Ottawa, Canada. This entity is organized as a branch of the United States Company. In preparation for the expected transactions associated with this entity, the Company established a Canadian dollar bank account in June 2000. The financial statements of the Company as of June 30, 2000 include the translated Canadian dollar funds on that date. Transaction adjustments on June 30, 2000 are not considered material.

      Acquisition - On August 9, 2000, the Company signed a definitive agreement to merge into and with Broadcom Corporation, with Broadcom Corporation as the surviving entity. On October 3, 2000, the merger was completed, and Broadcom Corporation issued approximately 5.6 million shares of its Class A common stock in exchange for all outstanding stock and stock options of the Company.



                                     * * * *

                         Report of Independent Auditors

The Board of Directors
Silicon Spice Inc.

We have audited the accompanying balance sheets of Silicon Spice Inc. (a development stage company) as of December 31, 1999 and 1998 and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999, and for the period from inception (September 26, 1996) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silicon Spice Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, and for the period from inception (September 26, 1996) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                             /s/ ERNST & YOUNG, LLP


San Jose, California
March 3, 2000

                               Silicon Spice Inc.
                          (a development stage company)

                                 Balance Sheets


                                                                        DECEMBER 31,
                                                               -------------------------------
                                                                   1999               1998
                                                               ------------       ------------
ASSETS
Current assets:
  Cash and cash equivalents                                    $ 56,246,004       $ 16,934,823
  Short-term investments                                          6,383,108                  -
  Prepaid expenses and other current assets                         758,463            126,713
                                                               ------------       ------------
Total current assets                                             63,387,575         17,061,536

Property and equipment, net                                       5,242,445          3,745,325
Other assets                                                        393,516            161,162
                                                               ------------       ------------
Total assets                                                   $ 69,023,536       $ 20,968,023
                                                               ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities                     $  1,625,683       $    575,089
  Accrued compensation and related expenses                         387,258            286,900
  Current portion of equipment financing                          2,553,567          1,436,925
  Current portion of subordinated debt                            1,126,937                  -
                                                               ------------       ------------
Total current liabilities                                         5,693,445          2,298,914

Equipment financing                                               2,781,673          2,428,335
Subordinated debt                                                 1,611,734                  -

Commitments

Shareholders' equity:
  Convertible preferred stock, no par value, issuable in
    series; 31,516,462 shares authorized at December
    31,1999; 29,801,402 shares issued and outstanding
    (17,399,636 shares in 1998); aggregate liquidation
    preferences of $87,674,969                                   87,678,949         26,752,373
  Common stock, no par value; 75,000,000 shares
    authorized; 8,068,875 shares issued and outstanding
    in 1999 (6,321,175 and 2,300,000 shares in 1998 and
    1997, respectively)                                           1,010,207            485,630
  Notes receivable from shareholders                               (502,016)          (268,016)
  Unrealized loss on available-for-sale investments                 (12,343)                 -
  Deficit accumulated during the development stage              (29,238,113)       (10,729,213)
                                                               ------------       ------------
Total shareholders' equity                                       58,936,684         16,240,774
                                                               ------------       ------------
Total liabilities and shareholders' equity                     $ 69,023,536       $ 20,968,023
                                                               ============       ============

                             See accompanying notes.

                               Silicon Spice Inc.
                          (a development stage company)

                            Statements of Operations



                                                                                            PERIOD FROM
                                                                                             INCEPTION
                                                                                          (SEPTEMBER 26,
                                                YEARS ENDED DECEMBER 31,                   1996) THROUGH
                                  --------------------------------------------------       DECEMBER 31,
                                      1999               1998               1997               1999
                                  ------------       ------------       ------------       ------------
Operating expenses:
  Research and development        $ 13,935,377       $  6,599,694       $    988,400       $ 21,541,088
  General and administrative         4,645,126          2,620,597            532,216          7,807,425
                                  ------------       ------------       ------------       ------------
Total operating expenses            18,580,503          9,220,291          1,520,616         29,348,513

Operating loss                     (18,580,503)        (9,220,291)        (1,520,616)       (29,348,513)

Interest income                        766,775            197,947             89,190          1,053,912
Interest expense                      (695,172)          (208,480)           (39,860)          (943,512)
                                  ============       ============       ============       ============
Net loss                          $(18,508,900)      $ (9,230,824)      $ (1,471,286)      $(29,238,113)
                                  ============       ============       ============       ============


                             See accompanying notes.

                               Silicon Spice Inc.
                          (a development stage company)

                        Statement of Shareholders' Equity

         Period from inception (September 26, 1996) to December 31, 1999





                                                              CONVERTIBLE PREFERRED STOCK             COMMON STOCK
                                                             ----------------------------      -----------------------------
                                                               SHARES           AMOUNT           SHARES            AMOUNT
                                                             -----------      -----------      -----------       -----------
Balances, inception (September 26, 1996)                               -               $-                -                $-
  Issuance of common stock to founders at
    $0.05 per share and exercise of stock
    options for cash in September 1996                                 -                -        2,473,913           122,000
  Net loss and comprehensive loss                                      -                -                -                 -
                                                             -----------      -----------      -----------       -----------
Balances, December 31, 1996                                            -                -        2,473,913           122,000
  Conversion of founders' common stock into
    Series A convertible preferred stock in
    March 1997                                                   255,318          120,000         (173,913)         (120,000)
  Issuance of Series A convertible preferred
    stock at $0.61 per share in March 1997 for
    cash and conversion of notes payable, net
    of issuance costs of $47,731                               5,520,168        3,319,571                -                 -
  Net loss and comprehensive loss                                      -                -                -                 -
                                                             -----------      -----------      -----------       -----------
Balances, December 31, 1997                                    5,775,486        3,439,571        2,300,000             2,000
  Issuance of Series B convertible preferred
    stock at $1.13 and $2.00 per share in
    February and April 1998, respectively, net
    of issuance costs of $28,144                               6,242,027        7,042,972                -                 -
  Issuance of Series C convertible preferred
    stock at $3.00 per share in November 1998,
    net of issuance costs of $37,701                           5,382,123       16,108,668                -                 -
  Exercise of stock options for cash                                   -                -        1,666,750           185,614
  Issuance of notes receivable from                                    -                -        2,354,425           268,016
    shareholders
  Issuance of warrants to purchase Series B convertible
   preferred stock in November 1998 in connection
   with equipment financing
                                                                       -          161,162                -                 -
  Issuance of common stock options to vendor
    in August 1998 for services previously
    provided                                                           -                -                -            30,000
  Net loss and comprehensive loss                                      -                -                -                 -
Balances, December 31, 1998 (carried forward)                 17,399,636       26,752,373        6,321,175           485,630

                                                                                UNREALIZED         DEFICIT
                                                                 NOTES            LOSS ON         ACCUMULATED
                                                              RECEIVABLE       AVAILABLE-FOR-      DURING THE          TOTAL
                                                                 FROM               SALE          DEVELOPMENT      SHAREHOLDERS'
                                                              SHAREHOLDERS       INVESTMENTS         STAGE             EQUITY
                                                               -----------       -----------      -----------       -----------
Balances, inception (September 26, 1996)                                $-                $-               $-                $-
  Issuance of common stock to founders at
    $0.05 per share and exercise of stock
    options for cash in September 1996                                   -                 -                -           122,000
  Net loss and comprehensive loss                                        -                 -          (27,103)          (27,103)
                                                               -----------       -----------      -----------       -----------
Balances, December 31, 1996                                              -                 -          (27,103)           94,897
  Conversion of founders' common stock into
    Series A convertible preferred stock in
    March 1997                                                           -                 -                -                 -
  Issuance of Series A convertible preferred
    stock at $0.61 per share in March 1997 for
    cash and conversion of notes payable, net
    of issuance costs of $47,731                                         -                 -                -         3,319,571
  Net loss and comprehensive loss                                        -                 -       (1,471,286)       (1,471,286)
                                                               -----------       -----------      -----------       -----------
Balances, December 31, 1997                                                                        (1,498,389)        1,943,182
  Issuance of Series B convertible preferred
    stock at $1.13 and $2.00 per share in
    February and April 1998, respectively, net
    of issuance costs of $28,144                                         -                 -                -         7,042,972
  Issuance of Series C convertible preferred
    stock at $3.00 per share in November 1998,
    net of issuance costs of $37,701                                     -                 -                -        16,108,668
  Exercise of stock options for cash                                     -                 -                -           185,614
  Issuance of notes receivable from                               (268,016)                -                -                 -
    shareholders
  Issuance of warrants to purchase Series B convertible
   preferred stock in November 1998 in connection
   with equipment financing
                                                                         -                 -                -           161,162
  Issuance of common stock options to vendor
    in August 1998 for services previously
    provided                                                             -                 -                -            30,000
  Net loss and comprehensive loss                                        -                 -       (9,230,824)       (9,230,824)
Balances, December 31, 1998 (carried forward)                     (268,016)                -      (10,729,213)       16,240,774

                             See accompanying notes.

                               Silicon Spice Inc.
                          (a development stage company)

                  Statement of Shareholders' Equity (continued)

         Period from inception (September 26, 1996) to December 31, 1999





                                                     CONVERTIBLE PREFERRED STOCK                COMMON STOCK
                                                   ------------------------------      -------------------------------
                                                      SHARES            AMOUNT            SHARES            AMOUNT
                                                   ------------      ------------      ------------       ------------
Balances, December 31, 1998 (brought forward)        17,399,636      $ 26,752,373         6,321,175       $    485,630
  Issuance of Series C convertible preferred
    stock at $3.00 per share in March 1999,
    net of issuance costs of $21,471                  2,709,209         8,106,157                 -                  -
  Issuance of Series D convertible preferred
    stock at $5.45 per share in  December
    1999, net of issuance costs of $31,377            9,692,557        52,793,063                 -                  -
  Exercise of stock options for cash                          -                 -           927,769            205,266
  Exercise of stock options for notes                         -                 -           780,000            234,000
    receivable
  Repurchase of common stock                                  -                 -          (315,209)           (21,231)
  Issuance of warrants to purchase Series C
    convertible preferred stock in connection
    with equipment financing                                  -            27,356                 -                  -
  Issuance of common stock for patent rights                  -                 -           355,140            106,542
  Change in unrealized loss on
    available-for-sale investments                            -                 -                 -                  -
  Net loss                                                    -                 -                 -                  -

  Comprehensive loss                                          -                 -                 -                  -
                                                   ------------      ------------      ------------       ------------
Balances, December 31, 1999                          29,801,402      $ 87,678,949         8,068,875       $  1,010,207
                                                   ============      ============      ============       ============

                                                                      UNREALIZED           DEFICIT
                                                       NOTES             LOSS ON         ACCUMULATED
                                                     RECEIVABLE       AVAILABLE-FOR-      DURING THE           TOTAL
                                                        FROM              SALE           DEVELOPMENT        SHAREHOLDERS'
                                                    SHAREHOLDERS       INVESTMENTS           STAGE             EQUITY
                                                    ------------      -------------      -------------      -------------
Balances, December 31, 1998 (brought forward)       $   (268,016)          $      -       $(10,729,213)      $ 16,240,774
  Issuance of Series C convertible preferred
    stock at $3.00 per share in March 1999,
    net of issuance costs of $21,471                           -                  -                  -          8,106,157
  Issuance of Series D convertible preferred
    stock at $5.45 per share in  December
    1999, net of issuance costs of $31,377                     -                  -                  -         52,793,063
  Exercise of stock options for cash                           -                  -                  -            205,266
  Exercise of stock options for notes                   (234,000)                 -                  -                  -
    receivable
  Repurchase of common stock                                   -                  -                  -            (21,231)
  Issuance of warrants to purchase Series C
    convertible preferred stock in connection
    with equipment financing                                   -                  -                  -             27,356
  Issuance of common stock for patent rights                   -                  -                  -            106,542
  Change in unrealized loss on
    available-for-sale investments                             -            (12,343)                 -            (12,343)
  Net loss                                                     -                  -        (18,508,900)       (18,508,900)
                                                                                                             ------------
  Comprehensive loss                                           -                  -                  -        (18,521,243)
                                                    ------------       ------------       ------------       ------------
Balances, December 31, 1999                         $   (502,016)      $    (12,343)      $(29,238,113)      $ 58,936,684
                                                    ============       ============       ============       ============

                             See accompanying notes.

                               Silicon Spice Inc.
                          (a development stage company)

                            Statements of Cash Flows

                                                                                                            PERIOD FROM
                                                                                                              INCEPTION
                                                                                                           (SEPTEMBER 26,
                                                                 YEARS ENDED DECEMBER 31,                   1996) THROUGH
                                                    --------------------------------------------------       DECEMBER 31,
                                                        1999               1998               1997               1999
                                                    ------------       ------------       ------------       ------------
OPERATING ACTIVITIES
Net loss                                            $(18,508,900)      $ (9,230,824)      $ (1,471,286)      $(29,238,113)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization                        1,916,059            613,000             96,768          2,632,893
  Issuance of common stock for services
    previously provided                                        -             30,000                  -             30,000
  Changes in operating assets and liabilities:
    Prepaids and other current assets                   (631,750)           138,444           (259,094)          (758,463)
    Accounts payable and accrued liabilities           1,050,594            426,150            135,849          1,625,683
    Accrued compensation and related expenses
                                                         100,358            286,900                  -            387,258
                                                    ------------       ------------       ------------       ------------
Net cash used in operating activities                (16,073,639)        (7,736,330)        (1,497,763)       (25,320,742)
                                                    ------------       ------------       ------------       ------------

INVESTING ACTIVITIES
Purchases of short-term investments                  (10,492,000)                 -                  -        (10,492,000)
Sale of short-term investments at maturity             4,096,549                  -                  -          4,096,549
Purchases of property and equipment                            -                  -           (732,732)          (764,442)
Other assets                                            (134,272)                 -                  -           (134,272)
                                                    ------------       ------------       ------------       ------------
Net cash used in investing activities                 (6,529,723)                 -           (732,732)        (7,294,165)
                                                    ------------       ------------       ------------       ------------

FINANCING ACTIVITIES
Issuance of common stock                                 205,266            185,614                  -            512,880
Repurchase of common stock                               (21,231)                 -                  -            (21,231)
Issuance of convertible preferred stock, net
  of issuance costs                                   60,899,220         23,151,640          3,132,071         87,182,931
Proceeds from issuance of notes payable to
  shareholders                                                 -                  -            187,500            187,500
Proceeds from equipment financing                              -                  -            750,000            750,000
Repayments on equipment financing                     (1,907,383)          (478,707)          (103,750)        (2,489,840)
Proceeds from issuance of subordinated debt            3,000,000                  -                  -          3,000,000
Repayments on subordinated debt                         (261,329)                 -                  -           (261,329)
                                                    ------------       ------------       ------------       ------------
Net cash provided by financing activities             61,914,543         22,858,547          3,965,821         88,860,911
                                                    ------------       ------------       ------------       ------------

Net increase in cash and cash equivalents             39,311,181         15,122,217          1,735,326         56,246,004
Cash and cash equivalents at beginning of
  period                                              16,934,823          1,812,606             77,280                  -
                                                    ------------       ------------       ------------       ------------
Cash and cash equivalents at end of period          $ 56,246,004       $ 16,934,823       $  1,812,606       $ 56,246,004
                                                    ============       ============       ============       ============

                             See accompanying notes.

                               Silicon Spice Inc.
                          (a development stage company)

                      Statements of Cash Flows (continued)

                                                                                                 PERIOD FROM
                                                                                                  INCEPTION
                                                                                                (SEPTEMBER 26,
                                                         YEARS ENDED DECEMBER 31,               1996) THROUGH
                                                 -----------------------------------------       DECEMBER 31,
                                                    1999            1998            1997            1999
                                                 ----------      ----------      ----------      ----------
SUPPLEMENTAL DISCLOSURES
Cash paid for interest                           $  659,356      $  208,480      $   39,806      $  907,666
                                                 ==========      ==========      ==========      ==========

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
  ACTIVITIES
Issuance of warrants in connection with
  equipment financing                            $   27,356      $  161,162      $        -      $  188,518
                                                 ==========      ==========      ==========      ==========
Notes receivable from shareholders               $  234,000      $  268,016      $        -      $  502,016
                                                 ==========      ==========      ==========      ==========
Issuance of common stock for patent rights       $  106,542      $        -      $        -      $  106,542
                                                 ==========      ==========      ==========      ==========
Acquisition of property and equipment under
  equipment financing                            $3,377,803      $3,697,717      $        -      $7,075,520
                                                 ==========      ==========      ==========      ==========
Conversion of notes payable to shareholders
  into shares of Series A convertible
  preferred stock                                $        -      $        -      $  187,500      $  187,500
                                                 ==========      ==========      ==========      ==========
Conversion of founder's common stock into
  Series A convertible preferred stock           $        -      $        -      $  120,000      $  120,000
                                                 ==========      ==========      ==========      ==========

                             See accompanying notes.

                               Silicon Spice Inc.
                          (a development stage company)

                          Notes to Financial Statements

                                December 31, 1999


1. DESCRIPTION OF BUSINESS

Silicon Spice Inc. (the "Company") was incorporated in the state of California on September 26, 1996. The Company is a development stage entity focused on the development and marketing of telecommunications processing solutions based on signal processing chips and related software tools.

The Company's activities to date have consisted principally of conducting research and development activities, raising capital, arranging for facilities and recruiting management and technical personnel. Accordingly, the Company is considered to be a development stage company.

In the course of these activities, the Company has incurred significant losses and expects additional losses in the year ending December 31, 2000. The Company continues to work on unproven technology and development projects which require substantial expenditures to complete, and ultimately may be unsuccessful.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

SHORT-TERM INVESTMENTS

The company classifies its short-term investments as available-for-sale. Such investments are recorded at fair value based on quoted market prices with unrealized gains and losses, which are considered to be temporary, recorded as other comprehensive income or loss until realized.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets, which range from three to five years.

                               Silicon Spice Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT

Costs to develop the Company's products are expensed as incurred in accordance with Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs," which established accounting and reporting standards for research and development costs.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

The Company accounts for employee stock options using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), and has adopted the disclosure-only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123").

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                               Silicon Spice Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)


3. SHORT-TERM INVESTMENTS

The following is a summary of available-for-sale securities as of December 31, 1999:

                                                    COST           FAIR VALUE
                                                 -----------      -----------
Money market funds                               $55,763,197      $55,763,197
Corporate debt securities                          6,395,451        6,383,108
                                                 -----------      -----------
                                                  62,158,648       62,146,305
Less amounts classified as cash equivalents       55,763,197       55,763,197
                                                 -----------      -----------
Securities available for sale                    $ 6,395,451      $ 6,383,108
                                                 ===========      ===========

As of December 31, 1999, all securities have a maturity of less than one year. The Company had no short-term investments as of December 31, 1998.

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                 DECEMBER 31,
                                       -----------------------------
                                           1999              1998
                                       -----------       -----------
Equipment                              $ 3,486,033       $ 1,927,890
Purchased software                       3,623,058         1,854,735
Furniture and fixtures                     467,161           438,274
Leasehold improvements                     263,710           241,260
                                       -----------       -----------
                                         7,839,962         4,462,159
Less accumulated depreciation and
  amortization                          (2,597,517)         (716,834)
                                       -----------       -----------
                                       $ 5,242,445       $ 3,745,325
                                       ===========       ===========

Substantially all of the Company's property and equipment have been acquired under equipment financing arrangements.

                               Silicon Spice Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)


5. EQUIPMENT FINANCING

Equipment financing consists of the following:

                                                               DECEMBER 31,
                                                      -----------------------------
                                                          1999              1998
                                                      -----------       -----------
Note payable with bank; interest at prime plus
  2% per annum (10.5% at December 31, 1999);
  secured by substantially all assets of the
  Company; payable through September 2000             $   176,249       $   411,976
Costella Kirsch capital leases; $1,500,000 lease
  line; interest at rates ranging from 9.0% to
  14.8% per annum; monthly payments totaling
  $49,957; secured by the financed equipment;
  payment schedules ending February 2001
  through August 2001                                     727,811         1,219,760
Comdisco capital leases; $3,000,000 lease line;
  interest rates at 8.0% per annum; monthly
  payments totaling $92,549; secured by the
  financed equipment; payment schedules
  ending September 2001 through July 2002               1,983,947         2,233,524
Finova Capital Corporation capital leases;
  $5,000,000 lease line; interest rates ranging
  from 9.7% to 10.1% per annum; monthly
  payments totaling $85,232; secured by the
  financed equipment; payment schedules
  ending August 2001                                    2,447,233                --
                                                      -----------       -----------
                                                        5,335,240         3,865,260
Less current portion                                   (2,553,567)       (1,436,925)
                                                      -----------       -----------
Long-term equipment financing                         $ 2,781,673       $ 2,428,335
                                                      ===========       ===========


Equipment financings mature in the following amounts:

2000                                          $ 2,907,038
2001                                            2,331,359
2002                                              801,729
                                              -----------
                                                6,040,126
Less amounts representing interest               (704,886)
                                              -----------
                                              $ 5,335,240
                                              ===========

                               Silicon Spice Inc.
                         (a development stage company)

                   Notes to Financial Statements (continued)

6. SUBORDINATED DEBT

Subordinated debt consists of the following:

                                                               DECEMBER 31,
                                                      ----------------------------
                                                          1999             1998
                                                      -----------      -----------
Note payable with lending institution of
  $3,000,000; interest at 12% per annum;
  $116,244 due monthly including principal
  and interest through April 2002                     $ 2,738,671      $        --
                                                      -----------      -----------
                                                        2,738,671               --
Less current portion                                   (1,126,937)              --
                                                      -----------      -----------
Long-term subordinated debt                           $ 1,611,734      $        --
                                                      ===========      ===========


Subordinated debt matures in the following amounts:

                                                      2000            $1,126,937
                                                      2001             1,269,861
                                                      2002               341,873
                                                                      ----------
                                                                      $2,738,671
                                                                      ==========

7. SHAREHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

Convertible preferred stock at December 31, 1999 consists of the following, by series:

                                                               PER SHARE
                                                                 NON-
                SHARES         ISSUED AND       LIQUIDATION   LIQUIDATION      CUMULATIVE
  SERIES      AUTHORIZED       OUTSTANDING       PREFERENCE    PREFERENCE       DIVIDEND
----------    ----------       -----------      -----------   -----------      ----------
    A          5,775,486        5,775,486      $ 3,523,046      $    0.61      $    0.04
    B          6,547,137        6,242,027        7,053,491           1.13           0.07
    C          8,184,665        8,091,332       24,273,996           3.00           0.19
    D         11,009,174        9,692,557       52,824,436           5.45           0.35
              ----------       ----------      -----------
              31,516,462       29,801,402      $87,674,969
              ==========       ==========      ===========

                               Silicon Spice Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)


7. SHAREHOLDERS' EQUITY (CONTINUED)

CONVERTIBLE PREFERRED STOCK (CONTINUED)

Each share of convertible preferred stock is convertible into fully paid and nonassessable shares of common stock at the option of the holder based upon the conversion rate then in effect, which initially is one share of common stock for each share of preferred stock. Such conversion is subject to certain anti-dilution provisions. Mandatory conversion into common stock for convertible preferred stock occurs upon the closing of an underwritten public offering of the Company's common stock at an aggregate public offering price of at least $25 million and a per share price of at least $8.17 or upon approval of the holders of two-thirds or more of the total number of shares of convertible preferred stock outstanding; however, Series D convertible preferred stock will only convert if two-thirds of the holders of Series D convertible preferred stock approve the conversion.

The holder of each share of convertible preferred stock has the right to one vote for each share of common stock into which the preferred stock can be converted.

The holders of Series A, Series B, Series C, and Series D convertible preferred stock are entitled to noncumulative annual dividends of $0.04, $0.07, $0.19, and $0.35 per share, respectively, as declared by the Board of Directors, prior to the payment of dividends to the holders of the common stock. No dividends had been declared as of December 31, 1999.

In the event of liquidation, dissolution, or winding up of the Company, holders of Series A, Series B, Series C, and Series D convertible preferred stock are entitled to receive a liquidation preference equal to $0.61, $1.13, $3.00, and $5.45 per share, respectively, plus declared and unpaid dividends. If upon the occurrence of such event, the assets and funds available for distribution among the holders of convertible preferred stock shall be insufficient to permit the payment to such holders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution to the shareholders shall be distributed among the holders of the convertible preferred stock pro rata to the full preferential amount each such holder is entitled to receive. After payment has been made to the holders of convertible preferred stock, the remaining assets and funds legally available for distribution shall be distributed ratably among the holders of common stock and convertible preferred stock pro rata, on the basis of number of shares of common stock outstanding and issuable upon the assumed conversion of the preferred stock, until the holders of Series A, Series B, Series C, and Series D convertible preferred stock have received $1.83, $2.26, $6.00, and $8.17 per share, respectively.

                               Silicon Spice Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)


7. SHAREHOLDERS' EQUITY (CONTINUED)

CONVERTIBLE PREFERRED STOCK (CONTINUED)

In January 2000, the Company issued an additional 1,250,523 of Series D convertible preferred stock with cash proceeds to the Company of approximately $6.8 million, net of issuance costs.

In 1997, the Company entered into short-term loan agreements with certain shareholders under which it borrowed $187,500 with interest at 5.83% per annum. The notes automatically converted into 307,377 shares of Series A convertible preferred stock in March 1997.

SHARES RESERVED FOR FUTURE ISSUANCE

At December 31, 1999, the Company has reserved shares of capital stock for future issuance as follows:

                                                  COMMON       CONVERTIBLE
                                                  STOCK       PREFERRED STOCK
                                                ----------    ---------------
Convertible preferred stock                     31,516,462              --
Stock options outstanding                        2,233,751              --
Stock options available for grant                1,369,492              --
Warrants to purchase convertible preferred
  stock                                                 --         398,443
                                                ----------      ----------
                                                35,119,705         398,443
                                                ==========      ==========

                               Silicon Spice Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)


7. SHAREHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS AND COMMON STOCK

The Company's 1996 Stock Incentive Plan (the "Plan"), as amended, provides for 7,891,978 shares of common stock reserved for the issuance of incentive stock options ("ISO's") to employees or non-statutory stock options ("NSO's") to consultants and directors. The ISO's may be granted at a price per share not less than the fair market value at the date of grant. The NSO's may be granted at a price per share not less than 85% of the fair market value at the date of grant. Options may be exercised immediately and generally vest over four years. Common shares purchased under the Plan are subject to certain restrictions, including the right of first refusal by the Company for sale or transfer of these shares to outside parties. As of December 31, 1999, 3,547,197 shares of common stock have been issued in connection with the exercise of stock options or restricted stock grants which have not vested and are subject to repurchase.

The company has issued 3,425,000 shares of common stock to certain founders and executives that are subject to repurchase by the Company until they vest, which occurs ratably over 48 months of continued employment. As of December 31, 1999, 1,314,448 of these shares are unvested and are subject to repurchase at amounts ranging from $0.05 to $0.125 per share (weighted-average of $0.097 per share).

Activity under the Plan is summarized as follows:

                                                                WEIGHTED-
                                          OUTSTANDING           AVERAGE
                                           NUMBER OF            EXERCISE
                                            SHARES               PRICES
                                          ----------           --------
Balance at January 1, 1997                        --             $   --
  Granted                                    830,500             $0.049
                                          ----------             ------
Balance at January 1, 1998                   830,500             $0.049
  Granted                                  3,380,425             $0.125
  Exercised                               (2,896,175)            $0.107
  Canceled                                    (2,500)            $0.125
                                          ----------             ------
Balance at December 31, 1998               1,312,250             $0.116
  Granted                                  3,090,000             $0.300
  Exercised                               (1,707,769)            $0.262
  Canceled                                  (460,730)            $0.141
                                          ----------             ------
Outstanding and exercisable at
December 31, 1999                          2,233,751             $0.245
                                          ==========             ======

                               Silicon Spice Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)


7. SHAREHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS AND COMMON STOCK (CONTINUED)

The following table summarizes information concerning outstanding and exercisable stock options at December 31, 1999.

                                OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                         ----------------------------------------------------------------------
                                      WEIGHTED-     WEIGHTED-
                                       AVERAGE       AVERAGE                       WEIGHTED-
                                      REMAINING      EXERCISE                       AVERAGE
           EXERCISE                  CONTRACTUAL    PRICE PER                    EXERCISE PRICE
            PRICES      NUMBER          LIFE          SHARE         NUMBER         PER SHARE
           ------------------------------------------------------------------------------------
                                       (Years)
           $ 0.060      216,000          7.90        $0.060          216,000        $0.060
             0.125      397,001          8.57         0.125          397,001         0.125
             0.300    1,620,750          9.31         0.300        1,620,750         0.300
                      ---------                                    ---------
                      2,233,751          9.03         0.245        2,233,751         0.245
                      =========                                    =========


The following table summarizes information about shares subject to repurchase at December 31, 1999:


                                          WEIGHTED-AVERAGE   WEIGHTED-AVERAGE
    RANGE OF             NUMBER OF            REMAINING          REPURCHASE
EXERCISE PRICES           SHARES          CONTRACTUAL LIFE         PRICE
-----------------------------------------------------------------------------
                                              (Years)
$0.030-$0.060              260,549              7.79            $0.053
$       0.125            1,161,130              8.71             0.125
$       0.300            1,307,271              9.51             0.300
                         ---------
                         2,728,950              8.18            $0.201
                         =========

The Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB 25. Under APB 25, the Company has recorded no compensation expense with respect to such awards.

                               Silicon Spice Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)


7. SHAREHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS AND COMMON STOCK (CONTINUED)

FAS 123 requires the disclosure of pro forma net income (loss) as if the Company had adopted the fair value method since the Company's inception. The fair value of options was estimated at the date of grant using the minimum value method with a risk-free interest rate of 5.5%, a weighted-average expected option life of 5 years and 0% volatility, for both 1999 and 1998. Based on the application of the fair value methodology, the pro forma losses of the Company for 1999 and 1998 were not materially different from the reported historical losses.

WARRANTS

At December 31, 1999, the Company has 232,102 warrants outstanding to purchase shares of Series B convertible preferred stock with an exercise price of $2.07 per share and 93,333 warrants outstanding to purchase Series C convertible preferred stock with an exercise price of $3.00 per share. These warrants have terms ranging from seven years to ten years (or three years from the effective date of the Company's initial public offering, whichever is earlier). The Company has also committed to issue 73,008 warrants to purchase shares of Series B convertible stock with an exercise price of $1.13 per share. These warrants were issued, or committed to, in connection with the Company's equipment financing activities. Using the Black-Scholes valuation model, the warrants were determined to have a fair value of $188,518, which is being charged to interest expense over the term of the related financings.

Certain Series D Preferred Stock investors were issued warrants granting them, in the aggregate, the right to purchase shares of common stock equal to 3% of the number of shares of common stock issued at the time of the Company's initial public offering.

STOCK ISSUED FOR PATENT RIGHTS

In May 1999, the Company entered into an exclusive patent license agreement under which it issued 355,140 shares of common stock and paid $69,251 in exchange for certain exclusive patent rights. The Company recognized $175,793 as the value of the patents which will be amortized straight-line over a 5-year life. Under the agreement, the Company must make a first commercial sale of a licensed product and/or a first commercial performance of a licensed process on or before January 1, 2001 to be in compliance with the agreement.

                               Silicon Spice Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)


7. SHAREHOLDERS' EQUITY (CONTINUED)

NOTES RECEIVABLE

The Company has full-recourse notes receivable of $502,016 at December 31, 1999 ($268,016 at December 31, 1998) related to the exercise of stock options by certain employees of the Company. The notes bear interest at 8% per annum, are secured by the employee's shares of common stock of the Company and are due on dates ranging from February 2002 to December 2004.

8. DEFINED CONTRIBUTION PLAN

The Company has a defined contribution plan ("401(k) Plan") under the provisions of Section 401(k) of the Internal Revenue Code covering all eligible employees. Employees may contribute to the 401(k) Plan annually up to the Internal Revenue Service limit. The plan provides for discretionary employer contributions. Expenses recognized related to the Company's contribution to the plan totaled approximately $280,000, $78,000, and $0 in the years ended December 31, 1999, 1998, and 1997, respectively.

9. INCOME TAXES

At December 31, 1999, the Company has available federal net operating loss carryforwards of approximately $29.0 million for federal income tax purposes, which will expire in the years 2012 through 2019. Due to the "change in ownership" provisions of the Tax Reform Act of 1986, utilization of the Company's net operating loss carryforwards may be limited.

At December 31, 1999 and 1998, the Company had deferred tax assets of approximately $11.9 million and $4.2 million, respectively, which relate primarily to the future tax benefits of net operating loss carryforwards. The deferred tax assets have been entirely offset by a valuation allowance, which increased by approximately $7.7 million and $3.6 million in the years ended December 31, 1999 and 1998, respectively, primarily as a result of the increase in the net operating loss carryforwards.

                               Silicon Spice Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)


10. COMMITMENTS

The Company leases its facilities under operating leases. Obligations under capital leases are classified as equipment financings. Minimum payments under the operating leases as of December 31, 1999 are as follows:

      2000                    $1,757,130
      2001                     1,716,720
      2002                     1,785,391
      2003                     1,856,820
      2004                     1,931,082
      Thereafter                 161,441
                              ----------
                              $9,208,584
                              ==========

Rent expense amounted to $788,848, $591,811, $67,824, and $1,448,483 for the
years ended December 31, 1999, 1998, and 1997 and for the period from inception (September 26, 1996) through December 31, 1999, respectively. Sublease income, which is netted against rental expense, totaled $168,480, $80,435, $0, and $248,915 for the years ended December 31, 1999, 1998, and 1997 and for the period from inception (September 26, 1996) through December 31, 1999, respectively.

                               Silicon Spice Inc.
                          (a development stage company)

                            Condensed Balance Sheets

                                                                   JUNE 30,           DECEMBER 31,
                                                                     2000                 1999
                                                                 ------------         ------------
                                                                 (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                                      $ 49,716,233         $ 56,246,004
  Short-term investments                                            3,144,924            6,383,108
  Prepaid expenses and other current assets                         1,036,682              758,463
                                                                 ------------         ------------
Total current assets                                               53,897,839           63,387,575

Property and equipment, net                                         9,368,385            5,242,445
Other assets                                                          585,061              393,516
                                                                 ------------         ------------
Total assets                                                     $ 63,851,285         $ 69,023,536
                                                                 ============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities                       $  2,863,737         $  1,625,683
  Accrued compensation and related expenses                           449,236              387,258
  Current portion of LT debt                                        4,635,908            3,680,504
                                                                 ------------         ------------
Total current liabilities                                           7,948,881            5,693,445

Equipment financing, less current portion                           2,509,790            2,781,673
Subordinated debt, less current portion                             1,007,600            1,611,734


Commitments

Shareholders' equity:
  Convertible preferred stock                                      94,473,478           87,678,949
  Common stock                                                      2,337,833            1,010,207
  Notes receivable from shareholders                               (1,024,516)            (502,016)
  Unrealized gain (loss) on investment                                 (8,827)             (12,343)
  Deficit accumulated during the development stage                (43,392,954)         (29,238,113)
                                                                 ------------         ------------
Total shareholders' equity                                         52,385,014         $ 58,936,684
                                                                 ------------         ------------
Total liabilities and shareholders' equity                       $ 63,851,285         $ 69,023,536
                                                                 ============         ============

See accompanying notes.

                               Silicon Spice Inc.
                          (a development stage company)

                  Unaudited Condensed Statements of Operations


                                                                              PERIOD FROM
                                                                             SEPTEMBER 26,
                                                                            1996 (INCEPTION)
                                        SIX MONTHS ENDED JUNE 30,               THROUGH
                                    ---------------------------------           JUNE 30,
                                        2000                 1999                 2000
                                    ------------         ------------         ------------
Operating expenses:
  Research and development          $ 11,562,180         $  6,374,175         $ 33,103,268
  General and administrative           3,857,627            2,124,725           11,665,052
                                    ------------         ------------         ------------
Total operating expenses              15,419,807            8,498,900           44,768,320
                                    ------------         ------------         ------------
Operating loss                       (15,419,807)          (8,498,900)         (44,768,320)
Interest income                        1,741,759              385,701            2,795,671
Interest expense                        (476,793)            (275,472)          (1,420,305)
                                    ------------         ------------         ------------
Net loss                            $(14,154,841)        $ (8,388,671)        $(43,392,954)
                                    ============         ============         ============

See accompanying notes.

                               SILICON SPICE INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS


                                                                                                    PERIOD FROM
                                                                                                   SEPTEMBER 26,
                                                                                                       1996
                                                                                                    (INCEPTION)
                                                              SIX MONTHS ENDED JUNE 30,               THROUGH
                                                          ---------------------------------           JUNE 30,
                                                              2000                 1999                 2000
                                                          ------------         ------------         ------------
OPERATING ACTIVITIES
Net loss                                                  $(14,154,841)        $ (8,388,671)        $(43,392,954)
Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization                            1,532,802              823,320            4,165,695
    Issuance of common stock for services provided                   -                    -               30,000
    Changes in operating assets and liabilities:
      Prepaids and other assets                               (278,219)            (209,649)          (1,036,682)
      Accounts payable and accrued liabilities               1,238,054               (2,986)           2,833,737
      Accrued compensation and related expenses                 61,978                    -              449,236
                                                          ------------         ------------         ------------
Net cash used in operating activities                      (11,600,226)          (7,777,986)         (36,950,968)
                                                          ------------         ------------         ------------

INVESTING ACTIVITIES
Purchases of short-term investments                         (1,989,684)          (5,311,191)         (12,481,684)
Sale of short-term investments at maturity                   5,231,384                    -            9,327,933
Purchases of property and equipment                         (3,475,359)          (1,557,021)          (4,239,801)
Other assets                                                  (191,545)             374,543             (325,817)
                                                          ------------         ------------         ------------
Net cash used in investing activities                         (425,204)          (6,493,669)          (7,719,369)
                                                          ------------         ------------         ------------

FINANCING ACTIVITIES
Issuance of common stock                                       829,488              112,816            1,372,368
Repurchase of common stock                                     (24,362)             (12,268)             (45,593)
Issuance of convertible preferred stock, net of              6,794,529            8,061,159           93,977,460
  issuance costs
Proceeds from issuance of notes payable to                           -                    -              187,500
  shareholders
Proceeds from equipment financing                                    -                    -              750,000
Repayments of equipment financing                           (1,557,342)          (1,048,340)          (4,047,182)
Proceeds from issuance of subordinated debt                          -            3,000,000            3,000,000
Repayments of subordinated debt                               (546,654)                   -             (807,983)
                                                          ------------         ------------         ------------
Net cash provided by financing activities                    5,495,659           10,113,367           94,386,570
                                                          ------------         ------------         ------------
Net increase (decrease)  in cash and cash                   (6,529,771)          (4,158,288)          49,716,233
  equivalents
Cash and cash equivalents at beginning of period            56,246,004           16,934,823                    -
                                                          ------------         ------------         ------------
Cash and cash equivalents at end of period                $ 49,716,233         $ 12,776,535         $ 49,716,233
                                                          ============         ============         ============

SUPPLEMENTAL DISCLOSURES
Cash paid for interest                                    $    476,793         $    275,472         $  1,384,459

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
  ACTIVITIES
Issuance of warrants                                      $          -         $          -         $    188,518
Notes receivable from shareholders                        $    522,500         $     90,000         $  1,024,516
Issuance of common stock for patent rights                $          -         $    106,542         $    106,542




Acquisition of property and equipment under               $  2,183,383         $    909,207         $  9,258,903
  equipment financing
Conversion of notes payable to shareholders into                     -         $          -         $    187,500
  shares of Series A convertible preferred stock
Conversion of founder's common stock into Series                     -         $          -         $    120,000
  A convertible preferred stock

See accompanying notes.

                               SILICON SPICE INC.
                          (A DEVELOPMENT STAGE COMPANY)

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 2000


    1.  Basis of Presentation

         The condensed financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments which, in the opinion of management, are necessary to present fairly the financial position of Silicon Spice, Inc. (the "Company") at June 30, 2000 and the results of its operations and cash flows for the six months ended June 30, 2000 and 1999. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results to be expected for the full year.

         The accompanying unaudited condensed financial statements do not include footnotes and certain financial presentations normally required under generally accepted accounting principles. Therefore, these financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1999, included in Broadcom Corporation's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on or about November 9, 2000 within which these unaudited condensed financial statements have been included.

        Recent Accounting Pronouncements

        In June 1997, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 was effective for all fiscal quarters for fiscal years beginning after June 15, 1999. In August 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133, An Amendment of FASB Statement No. 133, which defers the effective date of SFAS No. 133 to all fiscal quarters for fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No.
133. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. The Company does not currently hold

                               Silicon Spice Inc.
                         (a development stage company)

                   Notes to Financial Statements (continued)


any derivatives and does not expect this pronouncement to have a material impact on the Company's financial position, results of operations or liquidity.

        In March 2000, the FASB issued Interpretation No. 44 Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25 (FIN 44). This Interpretation clarifies the definition of an employee for purposes of applying APB 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998 or January 12, 2000. The adoption of FIN 44 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

    2.  Subsequent Event

    In October 2000, the Company completed a transaction whereby it was acquired by Broadcom Corporation. In connection with the acquisition, Broadcom Corporation issued an aggregate of approximately 5.0 million shares of its Class A Common Stock in exchange for all outstanding shares of the Company's preferred and common stock and the assumed exercise of outstanding employee stock options, warrants and other rights, including approximately 9.3 million employee stock options that were granted in July 2000.


                                   * * * * *

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  June 30, 2000
                                 (In thousands)

                                                                 Historical
                                             --------------------------------------------------   Pro Forma         Pro Forma
                                             Broadcom      Altima     NewPort     Silicon Spice  Adjustments        Combined
                                             --------     --------    --------    -------------  -----------       -----------
ASSETS

Current assets:
  Cash and cash equivalents                  $ 280,880    $  5,045    $ 18,120       $ 49,716    $        --       $   353,761
  Short-term investments                        98,982          --          --          3,145             --           102,127
  Accounts receivable, net                     117,075       5,753          54             --             --           122,882
  Inventory                                     38,617       2,413          --             --             --            41,030
  Deferred taxes                                 8,380         520          --             --             --             8,900
  Prepaid expenses and other current assets     26,317         190         205          1,037             --            27,749
                                             ---------    --------    --------       --------    -----------       -----------
          Total current assets                 570,251      13,921      18,379         53,898             --           656,449
Property and equipment, net                     62,786         939       3,696          9,368             --            76,789
Deferred taxes                                 293,160          --          --             --       (116,460)(a)       176,700
Goodwill and purchased intangibles, net             --         940          --             --      2,590,965 (a)     2,591,905
Other assets                                    15,309          74           2            585             --            15,970
                                             ---------    --------    --------       --------    -----------       -----------
          Total assets                       $ 941,506    $ 15,874    $ 22,077       $ 63,851    $ 2,474,505       $ 3,517,813
                                             =========    ========    ========       ========    ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable                     $  62,400    $  3,159    $    699       $  2,864    $        --       $    69,122
  Wages and related benefits                    11,025          --          --            449             --            11,474
  Accrued liabilities                           22,139       4,324         401             --         13,770(b)         40,634
  Current portion of long-term debt              1,167         939         889          4,636             --             7,631
                                             ---------    --------    --------       --------    -----------       -----------
          Total current liabilities             96,731       8,422       1,989          7,949         13,770           128,861
Long-term debt, less current portion               966          --       2,451          3,518             --             6,935

Shareholders' equity
  Common stock                                 681,092      23,907      29,050         96,802       (149,759)(c)     4,322,562
                                                                                                   3,641,470 (d)
  Notes receivable from employees               (1,426)         --          --         (1,025)            --            (2,451)
  Deferred stock-based compensation            (10,414)    (12,610)         --             --       (680,717)(a)      (691,131)
                                                                                                      12,610 (c)
  Retained earnings (accumulated deficit)      174,557      (3,845)    (11,413)       (43,393)      (421,520)(e)      (246,963)
                                                                                                      58,651 (c)
                                             ---------    --------    --------       --------    -----------       -----------
     Total shareholders' equity                843,809       7,452      17,637         52,384      2,460,735         3,382,017
                                             ---------    --------    --------       --------    -----------       -----------
     Total liabilities and shareholders'
       equity                                $ 941,506    $ 15,874    $ 22,077       $ 63,851    $ 2,474,505       $ 3,517,813
                                             =========    ========    ========       ========    ===========       ===========

See accompanying notes to unaudited pro forma condensed combined financial information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 2000
                      (In thousands, except per share data)

                                                                   Historical
                                             -----------------------------------------------    Pro Forma       Pro Forma
                                             Broadcom     Altima     NewPort   Silicon Spice   Adjustments      Combined
                                             --------     -------    -------   -------------   -----------      ---------
Revenue                                      $436,768     $14,722    $   507      $     --      $      --       $ 451,997
Cost of revenue                               181,597       6,627         --            --             --         188,224
                                             --------     -------    -------      --------      ---------       ---------
Gross profit                                  255,171       8,095        507            --             --         263,773

Operating expense:
  Research and development                     97,558       3,846      4,548        11,562             --         117,514
  Selling, general and administrative          42,761       3,456      1,883         3,858             --          51,958
  Amortization of goodwill and
    purchased intangibles                          --          --         --            --        259,922 (f)     259,922
  Stock-based compensation expense                 --          --         --            --         98,380 (g)      98,380
  Merger related costs                          4,745          --         --            --             --           4,745
                                             --------     -------    -------      --------      ---------       ---------
Income (loss) from operations                 110,107         793     (5,924)      (15,420)      (358,302)       (268,746)
Interest and other income, net                  8,050         130        333         1,265             --           9,778
                                             --------     -------    -------      --------      ---------       ---------
Income (loss) before income taxes             118,157         923     (5,591)      (14,155)      (358,302)       (258,968)
Provision (benefit) for income taxes           23,631         140          1            --        (28,810)(h)      (5,038)
                                             --------     -------    -------      --------      ---------       ---------
Net income (loss)                            $ 94,526     $   783    $(5,592)     $(14,155)     $(329,492)      $(253,930)
                                             ========     =======    =======      ========      =========       =========

Basic earnings (loss) per share              $   0.44                                                           $   (1.14)
                                             ========                                                           =========
Diluted earnings (loss) per share            $   0.37                                                           $   (1.14)
                                             ========                                                           =========
Weighted average shares (basic)               212,911                                                             222,199
                                             ========                                                           =========
Weighted average shares (diluted)             253,261                                                             222,199
                                             ========                                                           =========

See accompanying notes to unaudited pro forma condensed combined financial information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 For the Twelve Months Ended December 31, 1999
                     (In thousands, except per share data)

                                                               Historical
                                             ----------------------------------------------    Pro Forma       Pro Forma
                                             Broadcom     Altima     NewPort  Silicon Spice   Adjustments      Combined
                                             --------    -------     -------  -------------   -----------      ---------
Revenue                                      $521,225    $ 5,041     $   658     $     --      $      --       $ 526,924
Cost of revenue                               211,991      2,400          --           --             --         214,391
                                             --------    -------     -------     --------      ---------       ---------
Gross profit                                  309,234      2,641         658           --             --         312,533

Operating expense:
  Research and development                    121,733      3,302       3,797       13,936             --         142,768
  Selling, general and administrative          62,602      2,275       1,874        4,645             --          71,396
  Amortization of goodwill and
    purchased intangibles                          --         --          --           --        519,845 (f)     519,845
  Stock-based compensation expense                 --         --          --           --        196,760 (g)     196,760
  Merger related costs                         15,210         --          --           --             --          15,210
  Litigation settlement costs                  17,036         --          --           --             --          17,036
                                             --------    -------     -------     --------      ---------       ---------
Income (loss) from operations                  92,653     (2,936)     (5,013)     (18,581)      (716,605)       (650,482)
Interest and other income, net                  8,648        288          96           72             --           9,104
                                             --------    -------     -------     --------      ---------       ---------
Income (loss) before income taxes             101,301     (2,648)     (4,917)     (18,509)      (716,605)       (641,378)
Provision (benefit) for income taxes           28,830         --           1           --        (52,253)(h)     (23,422)
                                             --------    -------     -------     --------      ---------       ---------
Net income (loss)                            $ 72,471    $(2,648)    $(4,918)    $(18,509)     $(664,352)      $(617,956)
                                             ========    =======     =======     ========      =========       =========

Basic earnings (loss) per share              $   0.36                                                          $   (2.93)
                                             ========                                                          =========
Diluted earnings (loss) per share            $   0.31                                                          $   (2.93)
                                             ========                                                          =========
Weighted average shares (basic)               201,667                                                            210,955
                                             ========                                                          =========
Weighted average shares (diluted)             235,651                                                            210,955
                                             ========                                                          =========

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

   The following unaudited pro forma condensed combined financial statements give effect to the acquisitions by Broadcom Corporation (the "Company") of Altima Communications, Inc. ("Altima"), NewPort Communications, Inc. ("NewPort") and Silicon Spice Inc. ("Silicon Spice"), collectively, the "Acquired Companies." These acquisitions were completed on September 7, 2000, October 3, 2000 and October 6, 2000, respectively.

   The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations (the "Pro Forma Statements of Operations") for the twelve months ended December 31, 1999 and the six months ended June 30, 2000 give effect to each of the acquisitions of the Acquired Companies, accounted for as purchase business combinations, as if each had occurred on January 1, 1999. The Pro Forma Statements of Operations are based on historical results of operations of the Company and each of the Acquired Companies for the twelve months ended December 31, 1999 and the six months ended June 30, 2000. The Unaudited Pro Forma Condensed Combined Balance Sheet (the "Pro Forma Balance Sheet") gives effect to each acquisition as if each had occurred on June 30, 2000. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with, and are qualified by reference to, the historical financial statements of the Company and the Acquired Companies and the related notes thereto.

   The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company after the acquisitions of the Acquired Companies, or of the financial position or results of operations of the Company that would have actually occurred had the acquisitions of the Acquired Companies been effected on January 1, 1999.

2. PRO FORMA ASSUMPTIONS

   The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of the Acquired Companies at June 30, 2000, and is included for illustrative pro forma purposes only. The Company is in the process of obtaining independent appraisals of the fair value of acquired in-process research and development and identifiable intangible assets as of the acquisition dates. Accordingly, these allocations are preliminary and are subject to change upon the completion of the independent third party valuations. Assuming the transactions had occurred on June 30, 2000, the preliminary allocations would have been as follows (in thousands):

                                                                               Silicon
                                                   Altima       NewPort         Spice         Total
                                                 ----------    ----------     ----------    ----------
     Assumed value of shares of the
       Company's common stock issued and
       value of Company's restricted common
       stock, employee stock options and
       performance-based warrants exchanged      $1,219,874    $1,285,578     $1,136,018    $3,641,470
     Estimated transaction costs                      1,025           175         12,570        13,770
                                                 ----------    ----------     ----------    ----------
     Estimated total acquisition costs            1,220,899     1,285,753      1,148,588     3,655,240
     Less: net assets assumed                         7,452        17,637         53,409        78,498
                                                 ----------    ----------     ----------    ----------
     Unallocated excess of acquisition
       costs over net assets assumed             $1,213,447    $1,268,116     $1,095,179    $3,576,742
                                                 ==========    ==========     ==========    ==========

     Preliminary allocation to:
         In-process research and development     $    3,970    $  198,250     $  219,300    $  421,520
         Goodwill and purchased intangibles       1,071,254       889,260        630,451     2,590,965
         Deferred taxes                             (21,268)      (80,396)       (14,796)     (116,460)
         Deferred stock-based compensation          159,491       261,002        260,224       680,717
                                                 ----------    ----------     ----------    ----------
                                                 $1,213,447    $1,268,116     $1,095,179    $3,576,742
                                                 ==========    ==========     ==========    ==========

   The purchase price of Altima consists of approximately 5,427,000 shares of common stock which includes a) approximately 1,530,000 shares of common stock valued at $332.9 million based upon the Company's stock price for a short period just before and after the Company and Altima reached agreement and the proposed transaction was announced, b) approximately 2,890,000 shares for performance-based warrants valued at $689.4 million based upon the Company's stock price on the day the acquisition closed, and c) approximately 1,007,000 shares of restricted common stock and employee stock options valued at $197.6 million in accordance with FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB No. 25" ("FIN 44").

   The purchase price of NewPort consists of approximately 5,622,000 shares of common stock which includes a) approximately 4,254,000 shares of common stock valued at $1,001.6 million based upon the Company's stock price for a short period just before and after the Company and NewPort reached agreement and the proposed transaction was announced and b) approximately 1,368,000 shares of restricted common stock and employee stock options valued at $284.0 million in accordance with FIN 44.

   The purchase price of Silicon Spice consists of approximately 4,991,000 shares of common stock which includes a) approximately 3,504,000 shares of common stock valued at $834.9 million based upon the Company's stock price for a short period just before and after the Company and Silicon Spice reached agreement and the proposed transaction was announced, b) approximately 40,000 shares for performance-based warrants valued at $9.0 million based upon the Company's stock price on the day the acquisition closed, and c) approximately 1,447,000 shares of restricted common stock and employee stock options valued at $292.1 million in accordance with FIN 44.

   For purposes of the pro forma financial information, the estimated amount of the in-process research and development is $421.5 million for the Acquired Companies, which is based upon preliminary independent third party valuations. Because such in-process research and development did not reach the stage of technological feasibility by the acquisition date and is expected to have no alternative future use, this amount shall be immediately written-off by the Company and has been reflected in the pro forma balance sheet as a charge against retained earnings.

3. PRO FORMA ADJUSTMENTS

     The pro forma financial information reflects the following adjustments:

a) To record the preliminary allocation of the purchase price to goodwill and purchased intangibles, deferred tax liabilities and deferred stock-based compensation.

b)   To accrue estimated transaction costs.

c) To eliminate the Acquired Companies' common stock and retained earnings accounts.

d) To record the acquisitions of the Acquired Companies' equity securities by the issuance of the Company's common stock, restricted common stock and assumption of employee stock options and performance-based warrants.

e) To record the allocation of purchase price to in-process research and development.

f) To record amortization expense for goodwill and purchased intangibles over an expected estimated period of benefit ranging from two to five years.

g) To record stock-based compensation expense generally over a three to four-year period.

h) Reflects the estimated tax effects of the pro forma adjustments. The pro forma adjustments for the amortization of goodwill and purchased intangibles, in-process research and development, and certain stock-based compensation are excluded from such computations, as the Company does not expect to realize any benefit from these items.

4. EARNINGS PER SHARE

   Basic and diluted earnings (loss) per share for each period is calculated by dividing pro forma net income (loss) by the shares used to calculate earnings
(loss) per share in the historical period plus the effect of the shares and options which were exchanged or assumed in connection with the acquisitions of the Acquired Companies. Potential common shares are excluded from the calculation of diluted earnings (loss) per share in a loss period as the effect would be antidilutive.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BROADCOM CORPORATION,
                                       a California corporation

November 9, 2000                       By: /s/  WILLIAM J. RUEHLE
                                           -----------------------------
                                           William J. Ruehle
                                           Vice President and
                                           Chief Financial Officer


                                           /s/  SCOTT J. POTERACKI
                                           ------------------------------
                                           Scott J. Poteracki
                                           Senior Director of Finance and
                                           Corporate Controller
                                           (Principal Accounting Officer)

                                 EXHIBIT INDEX

    EXHIBIT
    NUMBER                        DESCRIPTION
    -------                       -----------

     23.1         Consent of Ernst & Young LLP, Independent Auditors

     23.2         Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.3         Consent of Deloitte & Touche LLP, Independent Auditors

     23.4         Consent of Ernst & Young LLP, Independent Auditors